UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

HIBERNIA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 17, 2003

Dear Fellow Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Hibernia Corporation at 9:00 a.m., local time, on Wednesday, April 23, 2003. A notice that describes the items on which you may vote and a proxy statement are enclosed.

The meeting will be held at the Orpheum Theater, 129 University Place, New Orleans, Louisiana. Free parking, on a limited basis, will be available at Parking Company of America, 125 University Place, New Orleans. If you park in this location, please bring your parking ticket stub to the meeting so that it can be validated for you.

At the meeting you will be asked to

•	elect four directors, each for a three-year term,

•	approve a 2003 Long-Term Incentive Compensation Plan for the Company and

•	ratify the appointment of Ernst & Young LLP as independent auditors for the Company for 2003.

Your Board of Directors recommends that you vote “FOR” each proposal.

Regardless of the number of shares you own, it is very important that you vote them at the meeting. You may vote either in person or by proxy. You may vote by proxy by sending your vote over the Internet, calling in your vote or signing and mailing the enclosed proxy card. Even if you plan to attend the meeting, please take a moment now to send your vote over the Internet, call in your vote or sign, date and mail the enclosed proxy in the postage-paid envelope so that your vote may be counted.

Thank you for your cooperation and continued support.

Sincerely,

J. Herbert Boydstun

President and Chief Executive Officer

HIBERNIA CORPORATION

P. O. Box 61540

New Orleans, Louisiana 70161

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 23, 2003

TO HIBERNIA CORPORATION SHAREHOLDERS:

The annual meeting of shareholders of Hibernia Corporation will be held at the Orpheum Theater, 129 University Place, New Orleans, Louisiana, at 9:00 a.m., local time, on Wednesday, April 23, 2003. The following matters will be voted on at the meeting:

1.	The election of four persons to serve as directors of the Company until the 2006 annual meeting of shareholders and until their successors are elected and qualified;

2.	A proposal to approve a 2003 Long-Term Incentive Compensation Plan for the Company; and

3.	The ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for 2003.

In addition, any other business that properly comes before the meeting, or any adjournment or postponement thereof, will be acted upon.

Shareholders of record at the close of business on February 28, 2003, are entitled to notice of the annual meeting and to vote at the meeting. If there is any adjournment or postponement of the meeting, those shareholders of record will be entitled to vote at the adjournment or postponement as well.

Please read the accompanying proxy statement carefully for further information concerning the proposals that will be presented at the annual meeting. We encourage you to read the proxy statement before you vote your shares.

Please authorize the persons named on the proxy to vote your shares by sending your vote over the Internet, calling in your vote or signing and dating the enclosed proxy and returning it in the envelope provided as promptly as possible. You may revoke your proxy as described in the proxy statement.

By Order of the Board of Directors

Cathy E. Chessin

Secretary

New Orleans, Louisiana

March 17, 2003

HIBERNIA CORPORATION

P. O. Box 61540

New Orleans, Louisiana 70161

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

April 23, 2003

PROXY SOLICITATION AND VOTING OF PROXIES

Your proxy is solicited by the Board of Directors of Hibernia Corporation for use at its 2003 annual meeting of shareholders to be held at 9:00 a.m., local time, on Wednesday, April 23, 2003, at the Orpheum Theater, 129 University Place, New Orleans, Louisiana and any adjournment or postponement of the meeting. This proxy statement is being furnished in connection with the annual meeting.

Only shareholders of the Company’s Common Stock of record as of the close of business on February 28, 2003 (the record date), are entitled to notice of and to vote at the annual meeting or any adjournment or postponement of the meeting. On February 28, 2003, there were 166,440,230 shares of Common Stock issued, 156,987,812 shares of which were outstanding (as shown on the records of the Company’s transfer agent). The remaining 9,452,418 shares were held in the Company’s treasury and are not considered outstanding for purposes of the meeting. Each share of outstanding Common Stock is entitled to one vote on each matter to come before the meeting.

The principal executive office of the Company is located at 313 Carondelet Street, New Orleans, Louisiana 70130. The mailing address is listed at the top of this page.

This proxy statement and form of proxy are being sent or given to shareholders on or about March 17, 2003.

How Proxies Will Be Voted

If a shareholder specifies in his or her proxy how his or her shares should be voted and the proxy is properly executed and received prior to the annual meeting, the shares represented by that proxy will be voted as specified. If a shareholder makes no specification (i.e., the shareholder leaves the proxy items unmarked), the proxy will be voted FOR the election of the nominees listed herein under “Election of Directors,” FOR approval of the 2003 Long-Term Incentive Compensation Plan and FOR ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for 2003. If any other matters are considered at the meeting, the holder of a proxy will vote the proxy in his or her discretion.

If a proxy is marked ABSTAIN as to any proposal, the shares represented by that proxy will not be considered a vote in favor of or against the proposal so marked.

A shareholder of record may vote in person at the meeting or by proxy without attending the meeting. Shareholders voting by proxy may authorize the proxy to vote their shares using one of the following three options: (i) submit a vote by Internet (instructions are attached to the proxy card), (ii) submit a vote by telephone (instructions are attached to the proxy card) or (iii) fill out the enclosed proxy card, sign it and mail it in the enclosed postage-paid envelope. There are separate Internet and telephone arrangements depending on whether a shareholder is a holder of record (that is, the shareholder’s shares are registered in his or her own name) or whether a shareholder holds shares in street name (that is, if his or her shares are held for him or her by a bank, broker or other record holder). Shareholders who hold shares in street name should refer to information forwarded to them by their bank, broker or other holder of record to see which options are available to them. The Internet and telephone voting facilities for shareholders of record will close at 11:00 p.m., ET, on April 22, 2003. A shareholder who votes over the Internet may incur costs such as telephone and Internet access charges for which the shareholder will be responsible (although the Company will not impose any charge for this).

A shareholder who participates in the Company’s Employee Stock Ownership Plan (“ESOP”) or Retirement Security Plan (“RSP”) may vote the shares of Common Stock allocated to his or her account in such plans by instructing Hibernia National Bank, the trustee of those plans, how to vote the shares. A shareholder may provide voting instructions to the trustee by following the instructions attached to the proxy card for submitting a vote by Internet or telephone or by completing, signing and returning the proxy card. Allocated shares as to which no voting instructions are provided by the participants (by Internet or telephone vote or a returned proxy card) will not be voted. Unallocated shares will be voted by the trustee.

A proxy (whether submitted on the proxy card or authorized by Internet or telephone) may be revoked by giving written notice to the Secretary of the Company at or before the meeting (and before the proxy has been voted). A proxy may also be revoked by delivering to the Secretary of the Company at or before the meeting (and before the proxy has been voted) a properly executed later-dated proxy. A proxy will not be revoked by the death of the shareholder who executed the proxy unless, before the proxy has been voted, written notice of such death is delivered to the Secretary of the Company.

A quorum of shareholders is required to hold a valid meeting. If the holders of at least a majority of the total voting power are present in person or by proxy, a quorum will exist. Abstentions and broker nonvotes are counted as present for establishing a quorum for the meeting. (Broker nonvotes occur when brokers who hold their customers’ shares in street name submit proxies for such shares on some matters, but not others. This would generally occur when brokers have not received instructions from their customers. In such cases, the brokers are permitted to vote on routine matters, which typically include the election of directors and ratification of independent auditors, but not on nonroutine matters.)

Owners of 5% or More of the Company’s Common Stock

To the best knowledge of the Board of Directors, no shareholder beneficially owned more than 5% of the Company’s outstanding Common Stock as of the Record Date.

VOTING PROCEDURES

Election of Directors

Directors are elected by plurality vote. The four nominees receiving the most votes will be elected as Directors of the Company, each to serve a three-year term. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Thus, abstentions or shares present at the meeting that are not voted for a particular nominee or shares present at the meeting as to which the shareholder properly withheld authority to vote for the nominee will have no effect.

Other Proposals

The affirmative vote of a majority of the votes actually cast in person or by proxy at the annual meeting is required for approval of the matters to be addressed at the meeting other than the election of Directors. Abstentions and broker nonvotes (which do not represent votes cast at the meeting) are not counted in calculating the total number of votes cast. As a result, they reduce the number of affirmative votes required to approve the proposal by reducing the total number of votes cast (from which a majority is calculated).

Electronic Access to Proxy Materials and Annual Report; Householding

Shareholders can elect to view future proxy statements and annual reports of the Company over the Internet instead of receiving paper copies in the mail. This will save the Company the cost of producing and mailing these documents. In such case, however, costs normally associated with electronic access, such as usage and telephonic charges, will be borne by the shareholder. Some information may be delivered in “pdf” format.

Registered shareholders can choose to view future annual reports and proxy statements electronically by following the instructions for such election when voting over the Internet. Shareholders who hold Common Stock in nominee name (such as through a broker) can obtain instructions from their nominee on how to elect to view future proxy statements and annual reports over the Internet.

Shareholders who choose to view future proxy statements and annual reports over the Internet will receive prior to future meetings notice of the annual meeting, written information containing the Internet address of the proxy materials and voting instructions.

A shareholder’s enrollment to view the Company’s future annual reports and proxy statements electronically will remain in effect for all future shareholder meetings unless the enrollment is cancelled by the shareholder. To cancel electronic enrollment, registered shareholders may access www.melloninvestor.com, click on Investor ServiceDirectSM and follow the instructions. If a shareholder holds Common Stock in nominee name, the nominee can provide instructions on how to cancel the electronic enrollment.

The SEC has issued rules describing the conditions under which a single copy of an annual report, information statement, proxy statement, prospectus and other disclosure documents may be mailed in one envelope to multiple holders at the same address. This method of delivery, often referred to as “householding,” will reduce the amount of duplicate information that shareholders receive and should lower printing and mailing costs for companies. In accordance with those rules, the Company is householding allowable documents of eligible shareholders who have not previously and timely opted out of householding.

A registered holder who would like to opt-out of the householding program may call Hibernia Corporation Shareholder Services at 800-814-0305 and follow the instructions. The Company will cease householding within 30 days. If the Company does not receive instructions to remove account(s) from this service, account(s) will continue to be householded until the Company notifies the shareholder otherwise.

Shareholders who own Common Stock in nominee name (such as through a broker) may receive information regarding householding from their brokers.

Upon written or oral request, the Company will promptly deliver a copy of the annual report and/or proxy statement to a shareholder who received electronic delivery or to a shareholder at a shared address to which a single copy of the document was delivered. Requests may be made to Susan Klein, Assistant Secretary, Hibernia Corporation, P. O. Box 61540, New Orleans, LA 70161 (telephone number 504-533-3411 or e-mail sklein@hibernia.com).

PROPOSAL NO. 1

ELECTION OF DIRECTORS

You are being asked to elect four individuals as Directors. These individuals, if they are elected by the shareholders, will serve as Directors of the Company until the 2006 annual meeting of shareholders and until their respective successors have been duly elected and qualified.

The Board of Directors has fixed the number of Directors at 12 effective as of the date of the annual meeting. The Board is divided into three approximately equal classes with terms expiring in successive years. Messrs. Boh, Holleman and Nalty and Dr. Peltier will retire as of the annual meeting after having provided many years of valuable service to the Company. Mr. William C. O’Malley, whose term of office was scheduled to expire in 2005, has agreed to transfer to the class of Directors whose term expires at the 2003 annual meeting in order to equalize the number of directors in each class.

The individuals who have been nominated for election at the annual meeting are listed below under the caption “Directors Nominated to Serve Until the 2006 Annual Meeting.” Each nominee is currently a Director of the Company elected by the shareholders at previous annual meetings. The Board Governance Committee recommended these individuals for nomination.

If any nominee for election as a Director is unable or unwilling to serve, the persons named in the accompanying proxy will vote for the other nominees and any substitute nominees that the Board of Directors may nominate. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

The information included below also contains biographical and other data concerning Directors whose terms of office continue after the 2003 annual meeting.

A Director who has attained the age of 72 generally is required by the By-Laws to retire at the next annual meeting of shareholders. Under certain circumstances the Board of Directors may permit a Director to remain in office beyond that time and until expiration of the Director’s term.

Your Directors

Directors Nominated to Serve Until the 2006 Annual Meeting

J. Herbert Boydstun, age 56, is President and Chief Executive Officer of Hibernia Corporation and Hibernia National Bank. Mr. Boydstun formerly served as Chief Community Banking Executive of Hibernia Corporation and Hibernia National Bank since June 2000 and as Chairman of the Southwest Region prior to that. Mr. Boydstun has been a Director of the Company since 1994.

Dick H. Hearin, age 68, formerly served as the Managing Partner of Hearin Properties, which engages in real estate investments and is headquartered in Baton Rouge, Louisiana. Mr. Hearin has served on the Company’s Board since 1986.

William C. O’Malley, age 66, is the Chairman of the Board of Tidewater Inc., a public offshore marine transportation, shipyard facilities and containerized shipping company headquartered in New Orleans. Prior to April 2002, he also served as Chief Executive Officer of Tidewater Inc. Mr. O’Malley joined the Company’s Board in 1995.

Robert T. Ratcliff, age 60, is the President and Chief Executive Officer of Ratcliff Construction Company, LLC, a commercial and industrial construction company headquartered in Alexandria, Louisiana. Mr. Ratcliff is also a director of Cleco Corporation. Mr. Ratcliff joined the Board of the Company in 1994.

Directors Whose Terms Continue After the 2003 Annual Meeting

Directors Whose Terms Continue Until the 2004 Annual Meeting

E. R. “Bo” Campbell, age 62, is the Vice Chairman of the Board of Hibernia Corporation and Hibernia National Bank. Mr. Campbell is also the Chairman of Campbell Companies. He is active in oil and gas and land and timber investments. Mr. Campbell has been a Director of the Company since 1994.

Richard W. Freeman, Jr., age 64, has served as a member of the Company’s Board since 1981. Mr. Freeman is the proprietor of the Oak Hill Ranch, which engages in livestock ranching.

Randall E. Howard, age 55, serves as Chief Commercial Banking Executive of Hibernia Corporation and Hibernia National Bank. Mr. Howard formerly served as President of ArgentBank (Thibodaux, Louisiana), which the Company acquired by merger in 1998.

Elton R. King, age 56, has served as a member of the Company’s Board since 1994. From June 2001 to August 2002, he was President, Chief Executive Officer and a director of Visual Networks Inc., a network performance management solutions company headquartered in Rockville, Maryland. He is also the retired Group President–Network & Carrier Services and a retired director of BellSouth Telecommunications, Inc., a public utility headquartered in Atlanta, Georgia. Mr. King also serves as a director of Cleco Corporation.

Directors Whose Terms Continue Until the 2005 Annual Meeting

Paul Candies, age 62, is President and Chief Operating Officer of Otto Candies, L.L.C., a marine transportation and offshore services company headquartered in Des Allemands, Louisiana. Mr. Candies joined the Company’s Board in 2002.

Sidney W. Lassen, age 68, is the Chairman of the Board and Chief Executive Officer of Sizeler Property Investors, Inc., a public company qualified as a Real Estate Investment Trust, and Chairman of Sizeler Realty Co., Inc. Mr. Lassen has served as a Director of the Company since 1985.

Janee “Gee” Mercadel-Tucker, age 56, is the President and Chief Operating Officer of Tucker and Associates, Inc., a management consulting firm, and President, Chief Executive Officer and Chief Operating Officer of Tucker Investments, Inc., a real estate investment and management consulting organization, both headquartered in New Orleans. Ms. Tucker joined the Company’s Board in 1995.

Ray B. Nesbitt, age 69, is the retired President of Exxon Chemical Company in Houston, Texas and served as a director of the Federal Reserve Bank of Dallas–Houston Branch from January 1997 to December 2002. Mr. Nesbitt is also a director of Cleco Corporation. Mr. Nesbitt joined the Board of the Company in 1999.

Beneficial Ownership of Stock by Directors and Executive Officers

The following table shows the amount of Common Stock beneficially owned by each Director, the executive officers named in the Summary Compensation Table below and the Directors and executive officers of the Company as a group as of the Record Date.

Name	Common Stock(1)		Exercisable Stock Options (2)	Percent of Outstanding Stock***

Directors

Robert H. Boh	107,025	(3)	50,000	*

J. Herbert Boydstun	476,700	(4)	299,150	*

E. R. “Bo” Campbell	3,721,118	(5)	45,000	2.29%

Paul Candies	178,586	(6)	5,000	*

Richard W. Freeman, Jr.	41,466		31,250	*

Dick H. Hearin	66,578	(7)	41,250	*

Robert T. Holleman	58,487		18,750	*

Randall E. Howard	58,465	(8)	194,150	*

Elton R. King	10,075	(9)	36,250	*

Sidney W. Lassen	249,366	(10)	41,250	*

Janee “Gee” Mercadel-Tucker	5,844	(11)	31,250	*

Donald J. Nalty	97,244	(12)	25,000	*

Ray B. Nesbitt	240,000	(13)	12,500	*

William C. O’Malley	24,442		31,250	*

Dr. James R. Peltier	312,314	(14)	23,750	*

Robert T. Ratcliff	50,090	(15)	41,250	*

Executives Named in Summary Compensation Table

J. Herbert Boydstun	**		**	*

Randall E. Howard	**		**	*

K. Kirk Domingos III	37,192	(16)	171,650	*

Marsha M. Gassan	49,061	(17)	269,150	*

Richard G. Wright	44,931	(18)	274,150	*

All Directors and Executive Officers of the Company as a Group (22 persons) (19)	5,916,183		2,088,550	4.87%

*	Less than 1 percent.
**	Mr. J. Herbert Boydstun and Mr. Randall E. Howard are also Directors; see listing above.
***	Calculated based upon the actual number of shares outstanding on February 28, 2003, plus all shares subject to options exercisable within 60 days of the date of this proxy statement.

(1)	Except as otherwise indicated, stock ownership information is given as of February 28, 2003, and includes shares that the individual has the right to acquire (other than by exercise of stock options, information as to which is in the next column) within 60 days of the date of this proxy statement. Information relating to shares held in employee benefit plans of the Company is as of December 31, 2002.

(2)	For purposes of this table, options are “exercisable” if they may be exercised within 60 days of the date of this proxy statement, regardless of whether they are “in-the-money.” As a result of the retirements as of the annual meeting of Messrs. Boh, Holleman and Nalty and Dr. Peltier, their unvested options will vest. The options listed for them in this column include the options that will vest upon retirement.

(3)	Includes 15,742 shares owned by Mr. Boh’s wife as to which he disclaims beneficial ownership.

(4)	Includes 6,287 shares credited to Mr. Boydstun as of December 31, 2002, under the Company’s Retirement Security Plan and 2,372 shares credited as of December 31, 2002, under the Company’s ESOP. Also includes 2,500 shares held by one of Mr. Boydstun’s daughters, 2,500 shares held by Mr. Boydstun’s son and 2,500 shares held by Mr. Boydstun’s daughter Jennifer Boydstun Russ (as to which Mr. Boydstun disclaims beneficial ownership).

(5)	Includes 10,347 shares credited to Mr. Campbell as of December 31, 2002, under the Company’s Retirement Security Plan, 2,112 shares credited as of December 31, 2002, under the Company’s ESOP, 1,500,000 shares held in Campbell Capital, L.L.C. and 25,000 shares held in E. R. Campbell Family Foundation.

(6)	Includes 2,746 shares owned by Mr. Candies’ wife and 245 shares held by a limited liability company of which Mr. Candies is President.

(7)	Includes 13,932 shares held in trusts of which Mr. Hearin is co-trustee with Hibernia National Bank. Mr. Hearin disclaims beneficial ownership of the shares held in those trusts.

(8)	Includes 16,378 shares credited to Mr. Howard as of December 31, 2002, under the Company’s Retirement Security Plan and 1,187 shares credited as of December 31, 2002, under the Company’s ESOP.

(9)	Includes 1,749 shares held in a KEOGH Plan of which Mr. King is the administrator.

(10)	Includes 4,703 shares and 4,902 shares, respectively, held by each of two trusts of which Mr. Lassen is a trustee and as to which he has sole voting power. Mr. Lassen disclaims beneficial ownership of the shares held by these trusts. Also includes 5,491 shares owned by Mr. Lassen’s wife as to which he disclaims beneficial ownership, 71,088 shares beneficially owned by a limited liability company of which Mr. Lassen is the operating manager and in which his wife owns a 50% interest, 30,000 shares beneficially owned by a limited partnership of which Mr. Lassen is the manager of the general partner and in which Mr. Lassen’s wife owns an interest of approximately 35% and 42,500 shares owned by an estate in which Mr. Lassen’s wife and brother-in-law each own a 50% beneficiary interest.

(11)	Includes 121 shares owned by a corporation of which Ms. Mercadel-Tucker is President, Chief Executive Officer and Chief Operating Officer.

(12)	Includes 51,780 shares credited to Mr. Nalty as of December 31, 2002, under the Company’s Retirement Security Plan, 6,154 shares credited as of December 31, 2002, under the Company’s Pension Equalization Plan and 1,423 shares credited as of December 31, 2002, under the Company’s ESOP.

(13)	Includes 30,000 shares owned by Mr. Nesbitt’s wife as to which he disclaims beneficial ownership.

(14)	Includes 1,632 shares owned by Dr. Peltier’s wife as to which he disclaims beneficial ownership and 61,513 shares owned by an adult child for whom he has power of attorney.

(15)	Includes 29,899 shares owned by a limited liability company of which Mr. Ratcliff is President and Chief Executive Officer.

(16)	Includes 11,819 shares credited to Mr. Domingos as of December 31, 2002, under the Company’s Retirement Security Plan and 2,373 shares credited as of December 31, 2002, under the Company’s ESOP.

(17)	Includes 1,345 shares held by Ms. Gassan’s husband and 20 shares held as custodian for Ms. Gassan’s children. Also includes 14,043 shares credited to Ms. Gassan as of December 31, 2002, under the Company’s Retirement Security Plan and 2,372 shares credited as of December 31, 2002, under the Company’s ESOP.

(18)	Includes 3,584 shares credited to Mr. Wright as of December 31, 2002, under the Company’s Retirement Security Plan and 2,370 shares credited as of December 31, 2002, under the Company’s ESOP.

(19)	As of the Record Date, the Company’s ESOP held 3,776,570 shares or 2.41% of the Company’s Common Stock. The shares are held by Hibernia National Bank as trustee for the ESOP. As of the Record Date, 2,071,866 shares were allocated to participant accounts (and will be voted pursuant to the participants’ instructions) and 1,704,704 shares were unallocated (and will be voted by the trustee). Executive officers of the Company serve with other Company employees as the administrator of the ESOP (and will instruct the trustee how to vote unallocated shares). Shares in the ESOP allocated to executive officers named in the Summary Compensation Table are reported above.

Board Meetings and Committees

Board Meetings and Attendance

During 2002, there were 8 meetings of the Company’s Board of Directors. All of the Company’s Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees of which they were members during the year. Beginning in July 2002, the Board instituted a procedure to hold a nonmanagement executive session following each Board meeting. During 2002, four such nonmanagement sessions, which were chaired by the Chairman of the Board, were held. Shareholders and others who wish to communicate directly with the Chairman of the Board may do so by writing to Chairman of the Board, Hibernia Corporation, P. O. Box 61540, New Orleans, Louisiana 70161.

Committee Meetings and Membership

The Board had the following standing committees during 2002, and each committee met during 2002 the number of times reflected below:

•	Executive (10 meetings)
•	Audit (6 meetings)
•	Board Governance (3 meetings)
•	Executive Compensation (6 meetings)
•	Credit (12 meetings)
•	Trust (4 meetings)

The functions of each of these committees are described below. The following table shows the standing committees on which each member of the Board of Directors served in 2002:

Name	Executive		Audit		Board Governance		Executive Compensation		Credit		Trust

Robert H. Boh	x	*			x	*

J. Herbert Boydstun	x

E. R. “Bo” Campbell	x								x		x	*

Paul Candies									x		x

Richard W. Freeman, Jr.			x								x

Dick H. Hearin			x				x

Robert T. Holleman			x								x

Randall E. Howard									x

Elton R. King	x		x		x		x	*

Sidney W. Lassen	x		x

Janee “Gee” Mercadel-Tucker									x		x

Donald J. Nalty									x		x

Ray B. Nesbitt							x		x

William C. O’Malley	x		x	*	x		x

Dr. James R. Peltier	x				x		x		x	*

Robert T. Ratcliff							x		x

*	Chairman

Functions of the Committees of the Board

The Executive Committee has all of the power and authority of the Board of Directors except any power and authority that has been delegated to another committee of the Board or that may not by law be delegated to a committee of a board of directors.

The Audit Committee of the Company performs the following functions, together with those described in the Audit Committee Report and the Charter of the Audit Committee (a copy of which is included as Appendix B to this proxy statement):

•	directs an audit of the Company’s books, records and operations at least annually, appoints an independent auditor for the Company (subject to ratification) and reviews the qualifications and independence of the auditor;

•	discusses periodically with management and the independent auditor the Company’s financial statements and various matters relating to those financial statements, including critical accounting policies and practices;

•	supervises the Company’s internal audit function and general auditor and the loan review function at the Bank; and

•	reviews regulatory examination reports on the Company and its subsidiaries, internal audit reports, management reports relating to internal control structure and procedures and audit reports issued by the Company’s independent auditors.

The Charter of the Audit Committee included as an appendix to this proxy statement was revised and approved by the Audit Committee and the Board in February 2003.

The responsibilities of the Board Governance Committee include the following:

•	screen and recommend potential candidates for membership on the Board;

•	recommend terms of office for Directors and the number of Directors to comprise the full Board;

•	recommend the director nominees for election at each annual meeting;

•	monitor the orientation process for new Directors;

•	review the performance of the Directors annually; and

•	review and recommend modifications, as appropriate, to the Company’s system of compensation for Directors.

The Board Governance Committee will consider for recommendation to the Board nominations made by shareholders that comply with the requirements established by the Company’s By-Laws for such nominations. The By-Laws provide that a shareholder may make nominations for a director if: (i) the shareholder is (both when the nomination is made and when the nominee is voted on) the record or beneficial owner of at least 1% or $1,000 in market value of voting shares and the shareholder has held such shares for at least one year; (ii) the nomination is submitted in writing (and includes the shareholder’s name, address, number of shares owned, dates on which the shares were acquired and documentary support of ownership of such shares); (iii) the nomination and other material is timely received as specified in the By-Laws (as described below under the caption “Shareholder Proposals”); and (iv) the nomination is accompanied by a written statement of each nominee’s qualifications for election and the nominee’s signed consent to being nominated and to serve if elected. The nomination must be presented at the meeting by the shareholder or a duly authorized and qualified representative.

The Executive Compensation Committee, among other things, performs the following functions:

•	establishes the salary, bonus and other compensation of the Company’s CEO;

•	reviews and approves salaries, bonuses and other compensation of certain officers of the Company and its subsidiaries;

•	reviews and approves compensation plans and policies for employees of the Company and its subsidiaries;

•	administers the Company’s executive compensation plans and stock-based plans for employees;

•	supervises compliance by the Company and its subsidiaries with laws and regulations relating to the welfare and benefits of employees of the Company and its subsidiaries; and

•	oversees management’s development of succession plans for the executive officers of the Company and its subsidiaries.

The Credit Committee oversees the lending and credit functions of the Company’s banking subsidiary. The Committee’s responsibilities include, among other things:

•	review and approval of the overall credit policies and procedures of the Bank;

•	review and approval of lending authorities and exceptions; and

•	review and approval of the policy and methodology for the Allowance for Loan and Lease Losses and certain aspects of the Bank’s strategic plans (subject to approval by the Board of Directors of the Bank).

The Trust Committee exercises general oversight of the trust activities of the Bank.

Compensation of Directors

Retainer and Fees

Directors who are employees of the Company or its subsidiaries do not receive compensation for their service as a member of the Board of Directors. The following table describes the compensation payable to the nonemployee Directors during 2002:

Position	Retainer	Per Meeting

Chairman of the Board	$62,600	$1,500

Board Member	$12,600	$1,200

Committee Chairman	0	$1,500

Committee Member	0	$1,200

In addition, the Vice Chairman is entitled to a retainer fee of $37,600 and meeting fees of $1,200 per meeting (although because during 2002 the Vice Chairman was an employee, he did not receive a retainer or meeting fees). The Director member of the Community Reinvestment Act (“CRA”) Committee also receives meeting fees as described above. (During 2002, Mr. Holleman was a member of the CRA Committee, which met once during the year.)

Nonemployee Directors may elect to receive all or a portion of their annual retainer in the form of Common Stock rather than cash. A Director making such an election receives shares of Common Stock with a value equal to 120% of the cash retainer. For example, if a Board member entitled to a cash retainer of $12,600 elected to take his or her entire retainer in stock, he or she would receive stock valued at $15,120. The value of the Common Stock on the date of the most recent annual meeting is used to determine the number of shares to be granted. The shares are subject to a one-year holding period. As of the date of the 2002 annual meeting, a total of seven Directors elected to receive stock in lieu of all or a portion of their cash retainer. Mr. Boh received 1,891 shares; each of Messrs. Candies, King, Nesbitt and Ratcliff and Dr. Peltier received 761 shares; and Ms. Tucker received 380 shares.

The Company also maintains a deferred compensation plan under which a Director may elect to defer receipt of fees or retainer. Amounts deferred are credited to a bookkeeping account and accrue interest at a rate equal to the one-year Treasury rate (adjusted annually on April 1) less .25%.

1993 Director Stock Option Plan

Each Director who is not an employee of the Company is granted an option to purchase 5,000 shares of Common Stock on the first business day after each annual meeting. The option has an exercise price equal to the fair market value of the Common Stock on the date of the grant. Each option is exercisable as to 50% of the shares two years following the date of the grant, as to an additional 25% of the shares three years following the date of the grant and as to the remaining 25% of the shares four years following the date of the grant. The stock option expires ten years after the date of the grant. The terms of the option awards issued under the Plan have provided that unvested options vest upon retirement and may be exercised during the one-year period following retirement (subject to the term of the options). During 2002, each eligible Director received a stock option for 5,000 shares with an exercise price of $19.7950.

In addition, on the date that a nonemployee Director is first elected or appointed, he or she receives a stock option for 5,000 shares with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. The option is exercisable six months after grant. During 2002, on the date of his initial election to the Board, Mr. Candies received a stock option for 5,000 shares with an exercise price of $19.86.

The 1993 Director Stock Option Plan terminated on January 26, 2003. The 2003 Long-Term Incentive Compensation Plan that is being submitted to shareholders at this meeting provides for equity compensation to Directors and is intended to replace the terminated plan. See Proposal No. 2, “Approval of the 2003 Long-Term Incentive Compensation Plan.”

Nonemployee Director Retirement Policy

From 1994 until February 26, 2003, the Company had a policy under which a nonemployee Director who had served during the period between January 1, 1973 and December 31, 1993, as a Board member, a city board director or the director of a financial institution acquired by the Company, was entitled to a stock award upon retirement. (Retirement for this purpose required service on the Board of the Company, a city board or the board of an acquired institution for at least 15 years or attainment of the mandatory retirement age and retirement thereafter in good standing.) The number of shares of Common Stock that were granted to the Director upon retirement depended upon the number of years of service prior to 1994 as described above, with a maximum grant of 5,000 shares. The Company also made a cash tax gross up payment in connection with the stock award.

On February 26, 2003, the Board terminated the retirement stock award policy described above and provided to Directors who would have been entitled to a stock award under the retirement policy (in lieu of any award upon retirement) a stock award equal to the number of shares they would have received upon retirement, with a cash tax gross up payment. As a result, nine Directors received an aggregate of 36,750 shares of Common Stock and an aggregate cash tax gross up payment of $240,587. (The awards were as follows: Messrs. Boh, Candies, Lassen and Nalty each received 5,000 shares and $32,733; Mr. Hearin received 4,500 shares and $29,460; Mr. Holleman received 3,750 shares and $24,549; Dr. Peltier received 3,500 shares and $22,913; Mr. Freeman received 3,250 shares and $21,276; and Mr. Ratcliff received 1,750 shares and $11,457.) The shares are subject to at least a one-year holding period. The shares issued to the Directors who are not retiring as of April 2003 are subject to additional periods during which transfer is restricted during the life of the holder. Those holding periods end at the earlier of a change of control of the Company (as defined below under “Employment Agreements and Change of Control Arrangements”) or the end of the month in which each such Director reaches age 72 (the Company’s mandatory retirement age).

Other Matters

Mr. Campbell was an employee Director until February 28, 2003, and he did not receive a retainer or meeting fees prior to that date. On that date, his employment contract ended, and his status as an employee ceased. On February 25, 2003, in connection with the end of Mr. Campbell’s employment, the Executive Compensation Committee accelerated the vesting of 13,750 options held by him at a cost to the Company of $20,486.

Mr. Nalty provides consulting services to the Bank. During 2002, these services were performed pursuant to a contract with the Bank that provides for a consulting fee equal to $5,417 per month. The contract ends on April 30, 2003, and may be terminated earlier by the parties on certain conditions. The contract prohibits Mr. Nalty from engaging in activities that would compete with the business of the Bank in the New Orleans area banking market.

Executive Compensation and Benefit Plans

Annual Compensation

The following table sets forth certain information regarding the compensation paid by the Company and its subsidiaries to the Chief Executive Officer and the four other most highly compensated executive officers of the Company for the year ending December 31, 2002 (the “named executive officers”).

Summary Compensation Table

Name and Principal Position (1)	Year			Long-Term Compensation	All Other Compensation (4) ($)

				Securities Underlying Options/SARs Awarded (# shares)
		Annual Compensation

		Salary ($)	Bonus (3) ($)

J. Herbert Boydstun (2)	2002	$600,000	$475,000	125,000	$250,133
President and Chief Executive Officer	2001 2000	500,000 270,625	450,000 153,000	100,000 52,200	309,067 85,593

Randall E. Howard	2002	$323,250	$177,800	45,000	$153,905
Chief Commercial Banking Executive	2001 2000	444,000 420,417	187,200 132,000	65,000 62,200	152,223 127,709

K. Kirk Domingos III	2002	$281,350	$187,500	50,000	$193,155
Senior Executive Vice President and Manager, Retail Arena and Technology	2001 2000	267,800 257,500	187,500 132,000	65,000 52,200	143,279 131,633

Marsha M. Gassan	2002	$221,250	$135,000	50,000	$60,620
Senior Executive Vice President and Chief Financial Officer	2001 2000	207,500 197,501	126,000 100,000	55,000 52,200	53,606 47,453

Richard G. Wright	2002	$222,765	$128,000	30,000	$64,478
Senior Executive Vice President and Chief Credit Officer	2001 2000	213,780 209,000	129,000 25,000	30,000 52,200	60,120 56,622

(1)	Except as otherwise indicated, each named executive officer served in the capacity noted throughout each of the three years reflected in the table.

(2)	Mr. Boydstun was appointed President and Chief Executive Officer of the Company effective December 17, 2000. Prior to that since June 2000 he served as Chief Community Banking Executive, and prior to that he served as Chairman of the Southwest Region.

(3)	Other than as set forth below, the bonus amounts shown in this column were paid based on performance rendered during the fiscal years indicated, but the bonuses were paid during the fiscal years immediately following the years indicated. The bonus amount shown for Mr. Wright during 2001 includes a bonus payment of $38,000 paid in November 2001, as well as the bonus payment of $91,000 paid to Mr. Wright in January 2002 for 2001 performance.

(4)	The following is an explanation of all other compensation contributed or paid to the named executive officers by the Company:

Plan	Years	Mr. Boydstun#	Mr. Howard	Mr. Domingos	Ms. Gassan	Mr. Wright

Retirement Security	2002	$10,000	$10,000	$10,000	$10,000	$10,000
Plan	2001 2000	8,500 8,500	8,500 8,500	8,500 8,500	8,500 8,500	8,500 8,500

ESOP*	2002 2001 2000	$5,999 5,452 3,802	$5,999 5,452 3,802	$5,999 5,452 3,802	$5,999 5,452 3,802	$5,999 5,452 3,802

Non-Qualified	2002	$44,586	$23,560	$15,988	$11,050	$7,725
Deferred Compensation Plan**+	2001 2000	30,829 9,559	25,261 19,212	13,419 9,974	8,377 5,415	6,985 5,774

Supplemental Stock	2002	$24,160	$8,662	$7,468	$3,975	$3,013
Compensation Plan*+	2001 2000	16,926 3,102	11,548 6,351	6,520 3,137	3,733 1,557	2,839 1,584

Non-Qualified Target	2002	$119,044	$76,971	$120,199	$15,340	$21,562
Benefit Plan**+	2001 2000	62,948 37,476	71,341 63,299	65,757 58,522	13,409 12,754	19,017 18,300

Split-Dollar Life	2002	$41,115	$23,484	$28,592	$10,474	$13,312
Insurance ***	2001 2000	44,192 18,277	24,902 21,316	39,327 42,544	10,902 11,304	14,094 14,831

Long-Term	2002	$5,229	$5,229	$4,909	$3,782	$2,867
Disability***	2001 2000	4,575 4,877	5,219 5,229	4,304 5,154	3,233 4,121	3,233 3,831

Totals	2002 2001 2000	$250,133 173,422 85,593	$153,905 152,223 127,709	$193,155 143,279 131,633	$60,620 53,606 47,453	$64,478 60,120 56,622

*	The amounts for 2002 are estimates of the allocations. The ESOP amounts for 2001 (which were originally estimates) were revised to reflect the actual allocations.

**	These amounts include interest credited under the plans in excess of 120% of the applicable federal long-term rate.

***	During a portion of 2002, the Company maintained split-dollar life insurance policies for Mr. Domingos from two different insurers and policies from only one insurer for each of the other named executive officers. At the end of 2002, Mr. Domingos cashed in one of the policies maintained for him (which was the only policy issued by that insurer). During 2002, the Company maintained long-term disability policies from one insurer for each of the named executive officers.

#	In addition to the amounts of other compensation reflected above, included in the “All Other Compensation” column of the Summary Compensation Table for Mr. Boydstun in 2001 is (i) a payment of $7,812 (which represents a retroactive salary increase for the period from December 17 to December 31, 2000, to increase Mr. Boydstun’s salary for that period to the level set for him in 2001 in his capacity as President and Chief Executive Officer), (ii) a $100,000 relocation allowance and (iii) a payment of $27,833 made in connection with moving expenses.

+	The Non-Qualified Deferred Compensation Plan for Key Management Employees is a benefit plan of the Company that permits deferrals of salary and bonus and also provides for a contribution by the Company to the extent of any contribution limitations imposed on a participant in the Company’s Retirement Security Plan.

The Supplemental Stock Compensation Plan for Key Management Employees is a benefit plan of the Company that provides for contributions by the Company to the extent of any limitations imposed on allocations to a participant in the Company’s ESOP.

The Deferred Award Plan (referred to above as the Non-Qualified Target Benefit Plan) is a benefit plan of the Company that provides for contributions by the Company to the extent that a participant’s income from certain sources after retirement is anticipated to be less than 39% of the average of his or her salary and bonus for the three years prior to retirement at age 65.

Stock Option and Stock Appreciation Rights (“SARs”) Grants

The Company granted stock options under its Long-Term Incentive Plan to each of the named executive officers during 2002 with an exercise price equal to the fair market value of the Company’s Common Stock on the date of the grant. The Company also granted stock options under the Long-Term Incentive Plan to 1,079 other employees during the year. The Executive Compensation Committee determined the number of options that were granted to Mr. Boydstun and the other named executive officers. The options granted to Mr. Boydstun and the other named executive officers (and the options granted to other employees) have vesting schedules that permit exercise of 50% of the shares as to which the options relate two years after the date of grant, an additional 25% of the shares three years after the date of grant and the remaining shares four years after the date of grant. The options terminate ten years after their date of grant if they have not previously expired or been exercised. In addition, the options become immediately exercisable as to all shares to which they relate upon certain changes of control of the Company. No change of control for this purpose has occurred as of the date of this proxy statement. All of the stock options granted during 2002 were nonqualified stock options.

The Company has not granted any SARs in connection with any outstanding options and did not grant any SARs during 2002.

A table follows that shows the stock options granted to the named executive officers during 2002, as well as other information relating to those options. The amounts included in the “Grant Date Present Value” column of the table are the respective estimated present values of the options on the date of grant calculated using the Black-Scholes option valuation model, the assumptions described below regarding volatility, risk-free rate of return, dividend yield and time of exercise and adjustment for nontransferability. The actual risk-free rate, dividend yield, volatility and time of exercise may vary from the model. If the actual amounts differ from the assumptions, the value of the options shown in the table would change as well. Consequently, the amounts included in the Grant Date Present Value column of the table do not necessarily reflect either the future stock value or the amount that the named executive officers may realize if they exercise their options and sell the underlying shares. Any gain recognized by any of the named executive officers on exercise of his or her option(s) and the sale of all or any portion of the underlying shares may be greater or less than the amounts shown in the table.

Option/SAR Grants in Last Fiscal Year

	Individual Grants				Grant Date Value

Name	Number of Securities Underlying Options/SARs Granted (# shares)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date (1)	Grant Date Present Value ($)(2)

J. Herbert Boydstun	125,000	4.3395%	$17.955	01/28/12	$608,750

Randall E. Howard	45,000	1.5622%	$17.955	01/28/12	$219,150

K. Kirk Domingos III	50,000	1.7358%	$17.955	01/28/12	$243,500

Marsha M. Gassan	50,000	1.7358%	$17.955	01/28/12	$243,500

Richard G. Wright	30,000	1.0415%	$17.955	01/28/12	$146,100

(1)	The expiration of the options will be accelerated upon the retirement, death, disability or other termination of employment of the optionee and the vesting of the options will be accelerated upon a change of control of the Company. (See “Employment Agreements and Change of Control Arrangements” for a definition of change of control.)

(2)	The estimated present value at the grant date of January 28, 2002 of all the options reflected in the table above has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of 6 years; a risk-free interest rate of 4.68% (representing the 6-year Treasury rate on the date of grant); a volatility rate of 33.25%; and a dividend yield of 3.12% and based upon a 5% downward adjustment to reflect that the options are not transferable. Based on these assumptions and adjustments, the estimated fair value per share on the date of grant of the options granted on January 28, 2002 was $4.87.

Aggregated Option/SAR Exercises in Last Fiscal Year

and Fiscal Year-End Option/SAR Values

The following table shows certain information concerning exercises of stock options by the named executive officers during 2002 and the fiscal year-end value of unexercised options held by the named executive officers at December 31, 2002. The Company did not grant any SARs to any of the named executive officers during 2002, and there are no SARs outstanding relating to any options granted by the Company.

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (# Shares)	Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End($) (1)

Name	Shares Acquired on Exercise (# shares)	Value Realized on Exercise ($)	Exercisable(E)/ Unexercisable(U)	Exercisable(E)/ Unexercisable(U)

J. Herbert Boydstun	0	0	223,600(E) 263,600(U)	$1,361,024(E) 1,025,834(U)

Randall E. Howard	0	0	133,600(E) 153,600(U)	$409,633(E) 765,553(U)

K. Kirk Domingos III	0	0	113,600(E) 153,600(U)	$411,799(E) 725,309(U)

Marsha M. Gassan	0	0	216,100(E) 143,600(U)	$1,301,105(E) 667,409(U)

Richard G. Wright	7,500 (2)	$98,906	259,850(E) 97,350(U)	$1,805,801(E) 459,401(U)

(1)	For each option, the value is determined as follows: [number of shares subject to option] times [fair market value per share of the underlying Common Stock minus the exercise price per share]. For purposes of this table, the fair market value per share is deemed to be $19.26, the closing market price on the New York Stock Exchange of the Company’s Common Stock on December 31, 2002.

(2)	This figure represents the gross shares to which the option exercise related; however, 4,163 shares were surrendered to pay taxes.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2002, with respect to compensation plans of the Company under which shares of the Company’s Common Stock may be issued:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in Column (a)) (c)

Equity Compensation Plans Approved by Security Holders	12,220,578(1)	$14.53	3,941,872(2)

Equity Compensation Plans not Approved by Security Holders	1,040,888(3)	$13.29	36,750(4)

Total	13,261,466	$14.43	3,978,622

(1)	Includes options and rights granted under the:

•	1987 Stock Option Plan (which terminated in 1997),

•	1993 Director Stock Option Plan (which terminated on January 26, 2003) and

•	Long-Term Incentive Plan. The Long-Term Incentive Plan, as approved by shareholders, includes an “evergreen” feature under which the maximum number of shares available for grant or issuance under the Plan increased by 1% of the Company’s outstanding Common Stock as of each January 1. The Plan authorizes amendments by the Board of Directors, and from 1997 through 2002, the Plan was annually amended, without shareholder approval, to increase the evergreen amount from 1.0% to 1.5%. The Plan was further amended on November 19, 2002, without shareholder approval, to increase the evergreen amount from 1.0% to 1.5% of the outstanding shares of Common Stock on that date, instead of an increase on January 1, 2003. Between 1997 and 2002, options to acquire an aggregate of 3,202,733 shares of Common Stock were granted without shareholder approval, an indeterminate number of which have been exercised.

Does not include 90,277 shares of restricted stock awarded under the Long-Term Incentive Plan that are not vested.

(2)	Represents the number of shares of Common Stock available for grant or issuance under the Long-Term Incentive Plan, a portion of which are attributable to amendments to the Plan that were not approved by the Company’s shareholders as described in note 1 above. This does not include 90,277 shares of restricted stock awarded under the Long-Term Incentive Plan that are not vested.

(3)	Includes the following options, warrants and rights:

•	Options granted under the 2001 Nonqualified Stock Option Plan, which was attached as Exhibit 10.47 to the Company’s 10-K for the year ended December 31, 2000. The plan consists solely of an option to acquire 250,000 shares of Common Stock at an exercise price of $13.84 (the fair market value of the stock on the date of the grant) which was granted to a former Chief Executive Officer. The option is immediately exercisable and expires on the earlier of January 31, 2006 or one year after death. Shares must be issued from treasury shares.

•	Warrants that were issued in connection with the July 6, 2000 acquisition of the Rosenthal Agency, Inc. The warrants cover 790,888 shares of Common Stock; each warrant is convertible into one share of Common Stock at an exercise price of $13.12 per share. The warrants become exercisable on July 7, 2003 and expire July 6, 2005.

(4)	As of December 31, 2002, a total of 36,750 shares of Common Stock were subject to award to nonemployee Directors upon retirement. See “Nonemployee Director Retirement Policy” above. The retirement program was terminated as of February 26, 2003, and the shares were issued to eligible Directors as of that date in connection with the termination of that program.

The Company also maintains the Supplemental Stock Compensation Plan, which is a phantom stock plan pursuant to which Common Stock and dividend equivalent units are allocated to certain key executives to compensate for limits imposed under the Company’s ESOP. Payments are made at termination of employment. All payments are made in the form of cash. As of December 31, 2001, an aggregate of 18,014 Common Stock equivalent units were credited under the plan. Allocations as of December 31, 2002 have not yet been made.

Employment Agreements and Change of Control Arrangements

Mr. Boydstun is the only named executive officer currently serving pursuant to an employment agreement. That agreement generally provides for a three-year employment term. At the end of each calendar year (beginning December 31, 2003), an additional year is added to the term of the agreement, unless at least 90 days prior to the end of the year, either party notifies the other that the agreement will not be renewed. The agreement provides that Mr. Boydstun is entitled to, among other things, a base salary (which is to be reviewed at least annually by the Executive Compensation Committee and which salary may only be reduced under certain limited circumstances), an annual cash bonus in an amount to be determined by the Executive Compensation Committee under the applicable CEO Bonus Plan (or if no CEO Bonus Plan is in place, under another applicable bonus plan), long-term incentive and other benefits available to other employees, certain club dues and certain relocation benefits related to the sale of a residence. In the event of termination other than for cause, death, disability or the expiration of the term of the agreement following nonrenewal, or in the event of constructive termination under the agreement (as defined in the agreement), Mr. Boydstun is entitled to salary for the remainder of the term of the agreement (and at least one year), payment of a pro rata bonus for the year of termination (based upon the bonus for the prior year) and continuation of medical benefits at the same premium cost as in effect before the termination. Upon termination as a result of death or disability, the agreement provides for payment of a pro rata bonus for the year of termination and continuation of medical benefits. In addition, the Company has agreed to purchase an additional disability policy for Mr. Boydstun to supplement his disability pay by $10,000 per month to the extent such policy is available and does not cost the Company more than $15,000 per year. Upon the expiration of the agreement as a result of nonrenewal, Mr. Boydstun is entitled to a bonus for his last year of service under the agreement (based upon the bonus for the prior year). Under the agreement, Mr. Boydstun is subject to, among other things, nonsolicitation and noncompetition obligations following termination. In the event of a change of control of the Company, Mr. Boydstun’s change of control agreement (as described below) would govern payments to which he would be entitled upon termination.

Each of the named executive officers has a change of control agreement with the Company that, among other things, provides for certain payments to be made to the named executive officer upon a termination of employment by the surviving company after the change of control (other than for cause, death or disability) within two years following a change of control of the Company (as defined in the agreement). The payments include a pro rata bonus for the year of termination (based on the named executive officer’s target bonus for that year), two times the named executive officer’s annual salary and target bonus under the management bonus plan, continuation of medical benefits until Medicare Part B or other comparable coverage is obtained, continuation of dental and group term life insurance coverage for up to two years, outplacement services for twelve months, a tax gross up to cover income and employment taxes on the salary and bonus payments (calculated assuming the named executive officer pays income tax at the highest marginal rate) and an excise tax gross up. Although certain assumptions are also made in calculating the excise tax gross up, if the Internal Revenue Service (or a court) determines that the excise tax gross up is insufficient to cover all excise taxes (or that it covered more than was due), the agreement provides that the surviving company after the change of control will pay any underpayment and that the named executive officer will return any overpayment (to the extent he or she received a refund if the overpayment had been paid to the IRS). These benefits would also be payable if the named executive officer terminated his or her employment for good reason (as defined in the agreement) within two years following a change of control or if the named executive officer voluntarily resigned (for any reason or no reason) during the one-month period commencing on the first anniversary of the change of control (in which case the named executive officer would be subject to certain noncompetition and nonsolicitation provisions for a period of one year). A change of control is generally deemed to have occurred under the agreements if (i) any person or group becomes the direct or indirect owner of 50% or more of the Company’s outstanding securities, (ii) the Company sells all or substantially all of its assets or the assets of Hibernia National Bank, (iii) a majority of the Company’s Board changes within a two-year period (except in certain cases), (iv) as a result of a merger or consolidation, more than 50% of the surviving corporation’s outstanding securities are no longer owned by former Company shareholders and less than a majority of the surviving corporation’s board were Company Board members or (v) the Company’s shareholders approve a plan of dissolution or liquidation.

Certain of the Company’s benefit plans also include provisions relating to a change of control (as defined above). These provisions have the effect of varying the benefits payable at that time from those that would be payable if no change of control had occurred. In particular, the Non-Qualified Deferred Compensation Plan, which is available to executive and certain senior managers, permits participants to defer salary and bonus and provides for a contribution by the Company to the extent of contribution limitations imposed on a participant in the Company’s Retirement Security Plan. This plan provides that participants may opt out of the plan upon a change of control and receive 90% of their deferred amounts and Company contributions, with interest, at that time. The Company’s Supplemental Stock Compensation Plan, which provides for contributions by the Company to the participants’ accounts in amounts equal to the difference between the cash or value of stock that would have been allocated to a participant’s qualified ESOP account if the qualified plan limitations did not apply, also permits participants to elect to opt out of the plan on a change of control. If a participant in this plan elects to opt out, 90% of the value of his or her account will be distributed to him or her. The Company’s Non-Qualified Target Benefit Plan, which provides for contributions by the Company to the extent that a participant’s income from certain sources after retirement is anticipated to be less than 39% of the average of his or her salary and bonus for the three years prior to retirement at age 65, also allows participants to opt out after a change of control. In such case, the participant is entitled to 90% of the vested portion of his or her deferred award account. All of these benefit plans require that the Company’s obligations under the plans be assumed by any company that is a party to a merger in which the Company is not the surviving entity. Stock options and restricted stock awards granted under the Company’s Long-Term Incentive Plan vest immediately upon a change of control, and restricted stock awards become transferable upon a change of control. Finally, the Company’s ESOP provides for immediate vesting upon a change of control (using a slightly different definition of change of control than described above).

Compensation Committee Interlocks and Insider Participation

None of the members of the Executive Compensation Committee (all of whom are identified at the end of the Executive Compensation Committee Report which follows) was an officer or employee of the Company or any of its subsidiaries during 2002. None of these individuals is a former officer of the Company or any of its subsidiaries or has any other interlocking relationships as defined by the Securities and Exchange Commission.

Executive Compensation Committee Report

Background and Overall Policy

The following Executive Compensation Committee Report and the Stock Performance Graph following this Report do not constitute soliciting material and should not be deemed by any general statement incorporating by reference this proxy statement to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the Stock Performance Graph by reference therein.

The Company’s current compensation program was developed in 1992 and has been refined since that time in response to the Company’s operating results and to the overall market conditions affecting the Company’s peer group of regional banks. The primary objectives of this program have not changed since that time and have been described in the reports of this Committee in previous years. During 2002, the Company reviewed its compensation program with the assistance of a third-party compensation consultant and, in January 2003, reaffirmed the program’s strategies and objectives.

Competitive Market

Executive and senior management are recruited from a national labor market of other banking organizations. Salary rates for these positions are developed by considering the responsibility of each position relative to comparable positions in other organizations of similar size that compete in similar businesses and business lines with the Company. However, base salaries are not necessarily maintained at the same level as those at other companies. The CEO’s compensation is determined in part on an analysis of compensation provided by a peer group of regional bank holding companies. This peer group is also used to measure the Company’s stock performance in the Stock Performance Graph that appears elsewhere in this proxy statement.

Middle management and professional staff are generally recruited from other banks in the Southeastern and South-central United States, but in some cases are recruited nationally. The Company establishes salary rates for these positions by comparing them to similar positions in other banks but generally emphasizes the experience level of the individual more than the size of the employing organization in this process.

Nonexempt and supervisory positions are recruited from a local labor market. The Company establishes salary rates relative to other banks and similar positions (such as customer service positions) in local companies.

Base Salaries

Consistent with its objective to minimize fixed expenses, the Committee sets salaries for most executive and senior management employees of the Company at a lower rate than the midpoint of the market. This principle was applied in granting salary increases in 2002. Bonuses may be paid to attract new executive and senior managers to the Company, and these bonuses are considered when determining the overall compensation for those individuals.

The compensation strategy for the Company’s Senior Executive Vice Presidents is the same as the strategy for the rest of executive management, with salaries established at a level that is below the midpoint of the market rate for the position.

During 2002, executive managers were paid at a rate that was an average of 13.2% below the market rate. Senior management salaries are set at a level that, during 2002, was an average of 2.5% below the relevant market rate. The Committee reviewed the salaries of executive management in the first quarter of 2003, and made appropriate adjustments for 2003. Adjustments were determined so as to maintain salaries generally at a level below the midpoint of the market rate and, within that framework, taking into account such factors as the nature of the position and the contribution, responsibilities, experience and performance of the individual.

Salaries for most other employees in the Company are set at or below the midpoint of a range of competitive rates and are managed so that the largest increases go to individuals who exhibit superior performance and whose pay is lowest relative to the market. Matters of internal equity are also considered. Total increases for this group are intended to be consistent with competitive trends within the applicable market.

Annual Cash Incentives

The Committee believes that incentives for executive managers must balance short-term and long-term objectives and that long-term focus is best achieved through long-term stock ownership, which is provided through grants under the Company’s Long-Term Incentive Plan. However, to reward and encourage short-term decisions that result in positive long-term performance, the Committee also believes that managers should be rewarded through annual cash bonuses. Annual cash bonuses for this group are not based upon the market price of the Company’s stock and therefore will not necessarily increase or decrease with the price of the Company’s stock. The factors affecting cash bonuses paid for 2002, in addition to individual performance, are discussed further below (see “Company Performance in 2002”).

Similarly, the Committee believes that cash incentives should reflect an appropriate balance between the results achieved by an individual and the Company’s overall results. In designing annual cash incentive plans, the Company has rewarded nonmanagement employees primarily on the results of their performance and the performance of their respective business units. At higher levels of the organization, annual cash bonuses are based partly on an individual’s own performance, partly on the performance of his or her business unit and largely on the overall performance of the Company. Accordingly, some cash incentive awards will be paid (particularly to lower-level employees) even in years when the Company has not met its overall performance objectives. However, the awards granted to executive management will be more closely related to the overall results achieved by the Company, and, as a result, executive management will receive cash incentives below target levels in years in which the Company’s overall performance has not been consistent with or better than pre-established long- and short-term objectives.

Annual cash incentive award opportunities are designed so that the award for target or planned performance, combined with base salary, will produce total cash compensation about equal to the market midpoint. Performance significantly exceeding planned objectives should produce total cash compensation between the midpoint and the 75th percentile.

The total and individual cash awards paid to executive and senior management are not derived from specific formulas. Rather, the Committee approves an overall total pool of annual cash incentives. The aggregate amount of the pool is determined based upon a number of performance factors for the Company, including net income, asset quality, revenues, profitability, capital adequacy and similar factors. The distribution of the pool of funds among members of executive management is based upon the CEO’s assessment of the performance of each individual’s business unit as well as his or her individual performance. The CEO recommends specific awards for executive management based upon these factors. The Committee participates in this assessment and approves each specific award. Similarly, the executive managers as a group evaluate the performance of each of the senior managers and recommend awards for those individuals, which awards are approved by the CEO.

The Company maintains certain other cash incentive plans available to employees at all levels of the organization whose performance has a measurable impact on Company performance. These are primarily business-unit plans that reward sales and service efforts, with a significant portion devoted to retail sales as well as trust and brokerage referrals.

Company Performance in 2002.    The Company reported revenues of $1.1 billion (a 7% increase from 2001). Net income applicable to common shareholders in 2002 was $249.9 million, up 11% from $225.8 million, after adjusting to exclude goodwill amortization in 2001, which was eliminated beginning in 2002 under a new accounting rule. Expense growth was 8% in 2002. Earnings per common share were $1.59 (a 10% increase after adjusting to exclude goodwill amortization in 2001). The Company’s leverage ratio was 8.45% at year-end 2002 compared to 8.14% at year-end 2001. The Company’s nonperforming asset and nonperforming loan ratios improved to 0.54% and 0.48% at year-end 2002, respectively, compared to 0.69% and 0.63% a year earlier. Finally, reserves/loans was 1.85% at year-end 2002 compared to 1.74% at year-end 2001.

The Company’s performance in 2002 was also marked by a 2% increase in loans; a 4% increase in deposits; a 5% increase in assets; and an 8% increase in dividends paid to common shareholders.

Cash Incentives for 2002.    Based upon the performance of the Company and the executive managers during 2002, the Committee approved cash incentive awards totaling $1,481,300 for the nine members of executive management (including the CEO). Total awards for executive management include an award of $475,000 for Mr. Boydstun. This compares to total awards for 2001 to the nine members of executive management of $1,393,300 (which included a bonus of $450,000 for Mr. Boydstun).

Based upon the performance of the Company and the senior managers during 2002, the Committee approved cash incentive awards totaling $4,315,379 to 101 members of senior management for 2002. This compares to total awards of $4,116,443 to 100 members of senior management for 2001.

Long-Term Incentives

The Long-Term Incentive Plan, which was approved by shareholders in 1992, allows the Committee to employ a variety of forms of stock-based incentives to accomplish its objectives. In 2002, the Committee made grants of stock options and awards of restricted stock. The Plan also permits awards of performance shares, performance units and incentive stock options, none of which were awarded in 2002.

Long-term incentive grants are designed to complete the competitive compensation package. Since cash compensation for the Company’s executive and senior management is intentionally lower than market norms, long-term incentive grants greater than market average enable the Company to provide competitive total remuneration if the Company’s long-term performance is positive. It is the Company’s objective for such stock-based compensation to be in the range of the 75th percentile of the peer group for performance at target levels. Because the long-term incentives are stock-based, they will only provide significant additional compensation if the market price of the Company’s stock increases over time (in the case of stock options and restricted stock awards) or if the Company meets or exceeds certain specified performance objectives (in the case of Performance Shares).

In 2002, the Committee awarded stock options under the Long-Term Incentive Plan covering an aggregate of 2,880,522 shares to 1,084 employees, of which options covering 430,000 shares (approximately 14.9% of the total) were to executive management (including an option grant covering 125,000 shares to Mr. Boydstun).

The stock options granted in 2002 included an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant and vesting at the rate of 50% after two years and an additional 25% at the end of the third and fourth years after grant. The vesting schedule provides additional incentive to management to remain with the Company long-term and actively participate in its progress.

The Company made 14 grants of restricted stock under the Plan in 2002. Of the restricted stock grants, some provided that the shares were issued on the date of grant, some provided that the shares were issued over a three-year period and some provided that the shares were issued over a five-year period. Awards covering 8,000 shares were granted to four managers to recognize increased job responsibility or for retention purposes; 14,632 shares were granted to five new managers as part of their hiring packages; and five awards covering 21,995 shares were granted to comply with terms of employment agreements. The restricted stock awards provide the recipient with the right to vote the shares and receive dividends after issuance, but the shares may not be sold or transferred (except to exercise stock options) for the one-year period following issuance (or, if earlier, until the individual ceases to be employed by the Company or the Bank).

Employee Stock Ownership Plan.    In April 1995, the Board of Directors, upon recommendation of the Committee, approved the formation and funding of the ESOP. The Company allocated $30 million to fund the ESOP, and the ESOP borrowed funds from the Bank to make purchases of Common Stock for the Plan. In 1998, the Board of Directors approved the purchase of an additional $15 million of the Company’s shares for the ESOP. Payments on the loan are made with contributions from the Bank to the ESOP, and allocations of shares to individual accounts are made annually at the discretion of the Plan Administrator, if approved by the Executive Compensation Committee. As of December 31, 2002, the ESOP had purchased 3,874,869 shares of the Common Stock and had allocated 2,170,165 shares to employee accounts. Aggregate contributions to the ESOP during 2002 were $4,603,822. The terms of the ESOP provide that employees’ interests in their ESOP accounts vest over a five-year period (beginning in April 1995), with gradually increased percentages vesting each year.

Compensation of the Chief Executive Officer

General

During 2002, Mr. Boydstun’s compensation was consistent with the principles of the Company’s overall compensation strategy. It included:

•	An annual salary that was lower than the median of the salaries provided to the CEOs of the Company’s 2002 peer group. Mr. Boydstun’s annual salary in 2002 was $600,000, which was 84% of the median of the peer group’s 2002 proxy-reported 2001 compensation. Assuming normal salary migration for peer CEOs, Mr. Boydstun’s salary would have been less than 80% of the median expected to be reported in 2003 proxy statements reflecting 2002 salaries.

•	Under the 2002 CEO Bonus Plan, Mr. Boydstun was eligible to receive an annual bonus not to exceed $1 million. For 2002, he received (in January 2003) a bonus of $475,000, which was 113% of the projected 2002 median.

•	In January 2002, Mr. Boydstun was awarded a stock option grant covering 125,000 shares, a level that was projected to be approximately at the 50th percentile of peer CEOs.

Evaluation of Performance

In establishing Mr. Boydstun’s salary for 2002, the Committee considered, in addition to a review of the Company’s peer group salaries, its evaluation of Mr. Boydstun’s performance according to its policy relating to the evaluation of the CEO’s performance for purposes of compensation and related matters. This evaluation is performed annually.

The Committee considers quantitative (objective) and qualitative (subjective) criteria in the evaluation process. Quantitative factors include corporate performance goals, the achievement of which can be measured by financial performance results included in the Company’s annual report. The performance goals include earnings growth, asset quality and capital measures, as well as various other significant financial performance factors highlighted in the Company’s annual profit plan. Quantitative factors are measured against peer group performance and the Company’s annual profit plan objectives.

In the first quarter of 2002, the Committee formalized and approved the 2002 CEO Bonus Plan, which tied 70% of the CEO’s bonus potential by formula to the achievement of the earnings per share as set forth in the Company’s 2002 profit plan, provided that the Company maintained satisfactory soundness as defined by both (a) reserve coverage of nonperforming loans and (b) the leverage ratio, both as compared to the Company’s peer group over a twelve-month period. Based on its assessment of soundness, the Committee may reduce, but not increase, this portion of the bonus. This plan was similar to the 2001 CEO Bonus Plan. Both plans were designed to satisfy the requirements of Section 162(m) for making the compensation paid to the CEO under this portion of the plans deductible by the

Company. However, because of uncertainties in the application and interpretation of Section 162(m), no assurance can be given (notwithstanding the Company’s efforts) that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

For purposes of the 2002 CEO bonus, the increase in EPS was measured by comparing EPS at year-end 2002 to EPS as reported for year-end 2001. A minimum increase as specified in the plan was required for the CEO to receive any portion of this bonus. The target amount to which the CEO was eligible for this portion of his bonus was 70% of an amount that was equal to 75% of his salary in effect at the end of 2002. The actual quantitative amount may be adjusted upward or downward from the target based on earnings per share results compared to the prior year. The remaining 30% of the target was determined at the discretion of the Committee based upon subjective factors such as the CEO’s impact on the Corporation’s franchise value as well as other qualitative factors. The other qualitative factors include integrity, leadership and management of relationships with key groups, including industry regulators, institutional and other investors, customers, analysts and community leaders. Financial and accounting controls, expense management and stock price for the year may also be considered. Under this qualitative portion of the bonus plan, the Committee may award more or less than the 30% target, provided that the maximum bonus payable under the CEO Bonus Plan is $1,000,000.

2002 Performance and Awards

Based upon the Company’s performance in 2002 (as discussed above), and Mr. Boydstun’s individual performance, Mr. Boydstun was awarded an aggregate bonus of $475,000 for 2002 ($330,750 under the quantitative portion of the 2002 CEO Bonus Plan and $144,250 under the qualitative portion).

In January 2002, Mr. Boydstun was granted options to purchase 125,000 shares of stock on the same terms and conditions as the other options granted under the Long-Term Incentive Plan.

2003 Salary and Awards

The Committee established Mr. Boydstun’s salary for 2003 as President and CEO at $650,000. This amount was established based upon the Committee’s evaluation of Mr. Boydstun’s performance and a review of peer group salaries as discussed above (considering, among other things with respect to such peer group information, the various sizes of such institutions).

In January 2003, Mr. Boydstun was granted options to purchase 150,000 shares of stock on the same terms and conditions as the other options granted under the Long-Term Incentive Plan. The Company’s objective for the CEO’s long-term incentive is to achieve a level in the range of the 75th percentile of the peer group when target performance is achieved.

Section 162(m) Policy

Generally, the Committee has determined to analyze the impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (and regulations promulgated thereunder, as amended), on the Company in the light of all of the relevant factors and to maintain flexibility and integrity in its compensation systems while attempting to maximize deductibility of compensation. While the Committee recognizes the importance of maximizing the Company’s ability to deduct compensation for tax purposes, it also realizes a need for compensation systems designed to attract and retain qualified executives, particularly the Chief Executive Officer.

The Committee will periodically monitor the Company’s compensation programs, the levels of compensation to various executives and the impact of Section 162(m) on the Company. Although the Committee expects to maintain a bonus plan for the CEO that is “performance-based” under the regulations with respect to a portion of the CEO’s bonus opportunity, given the uncertainties of Section 162(m), there can be no assurance that this will be the case, and, in any event, the Committee reserves the authority to award nondeductible compensation.

Submitted by the Executive Compensation Committee of the Company’s Board of Directors.

February 25, 2003

Elton R. King, Chairman

Dick H. Hearin

Ray B. Nesbitt

William C. O’Malley

Dr. James R. Peltier

Robert T. Ratcliff

Stock Performance Graph

The following performance graph compares the performance of the Company’s Common Stock for the Company’s last five fiscal years to the S&P 500 Index and to the Company’s peer group of 19 other regional bank holding companies. The companies included in the Company’s peer group have assets of between $3 billion and $55 billion. The graph assumes that the value of the investment in the Company’s Common Stock, the peer group and the index was $100 at December 31, 1997, and that all dividends were reinvested. The bank holding companies included in the peer group are AmSouth Bancorporation; BancorpSouth, Inc. (Tupelo, Mississippi); BOK Financial Corporation (Tulsa, Oklahoma); The Colonial BancGroup, Inc. (Montgomery, Alabama); Commerce Bancshares, Inc. (Kansas City, Missouri); Compass Bancshares, Inc.; Cullen/Frost Bankers, Inc.; First Citizens BancShares, Inc. (Raleigh, North Carolina); First Tennessee National Corporation; Hancock Holding Company; Huntington Bancshares Incorporated; National Commerce Financial Corporation (Memphis, Tennessee); Regions Financial Corporation; SouthTrust Corporation; Synovus Financial Corp.; Trustmark Corporation; Union Planters Corporation; Whitney Holding Corporation; and Zions Bancorporation (Salt Lake City, Utah).

Comparison of 5-Year Cumulative Total Return

of Hibernia Corporation, Peer Group and S&P 500 Index

Transactions with Related Parties

The Bank leases certain properties in which Sidney W. Lassen holds an interest. Mr. Lassen is a Director of the Company. During 2002, Hibernia National Bank paid a total of $245,378 for the leases on these properties. Mr. Lassen holds a 25% interest in leased property located at 2201 Veterans Memorial Boulevard, Metairie, Louisiana and a 100% interest in leased property located at 6305 Airline Highway, Kenner, Louisiana. In the opinion of management of the Company, the terms and conditions of those leases are usual, customary and no less favorable to Hibernia National Bank than would be available from unaffiliated parties.

Indebtedness of Related Parties

Directors, nominees for election as Director and executive officers of the Company were customers of the Bank and conducted other business with the Bank in the ordinary course of business during 2002. In addition, members of families of Directors, nominees and executive officers, as well as companies with which they or their families are associated, were customers of the Bank and conducted other business with the Bank in the ordinary course of business during 2002. All loans and commitments included in those transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and Directors to file reports of ownership and changes in ownership of the Company’s equity securities with the SEC. They are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company generally prepares the Section 16(a) forms on behalf of the executive officers and Directors based on information provided by them. Based solely on a review of this information and written representations from certain reporting persons that no reports on Form 5 were due for such persons, the Company believes that during 2002, the Company’s executive officers and Directors complied with

Section 16(a) filing requirements except as follows:

The participants in the Company’s Supplemental Stock Compensation Plan had inadvertently failed to report in end of period holdings reflected on Forms 5 the phantom stock units allocated to them under that plan. This resulted in late reports by Mr. Campbell and each of the executive officers of the Company (Messrs. Boydstun, Bonitatibus, Domingos, Hoadley, Howard, Samford, Wright and Ms. Gassan) for each of the years 1997 through 2001 (a total of five late filings for each individual). These phantom units were reported on each person’s Form 5 filed for the year ended December 31, 2002. All these late filings related to reporting under a single plan.

In addition, Mr. Wright inadvertently neglected to report the grant in November 2001 of a stock option exempt under Rule 16(b)-3(d). By a filing dated January 27, 2003, he amended his December 31, 2001 Form 5 to include this option grant. Mr. Samford inadvertently neglected to report an April 2000 discretionary transaction that was exempt under Rule 16(b)-3(f). By a filing dated August 28, 2002, he amended his December 31, 2000 Form 5 to reflect this transaction. Dr. Peltier inadvertently failed to include in his Form 3 dated February 9, 1998 shares held in a tax-conditioned plan as of February 1, 1998. By a filing dated May 9, 2002, he amended the Form 3 to include these shares. Mr. Holleman inadvertently failed to report an exercise of options for 11,250 shares and a sale of 8,230 shares on May 17, 2002, a sale of 1,040 shares on October 29, 2002 and a sale of 1,250 shares on February 25, 2003, resulting in three late filings. On March 12, 2003, he filed a Form 4 to report these transactions.

Vote Required and Recommendation

A plurality vote is required for the election of Directors. The four individuals who receive the most votes will be elected as Directors.

The Board of Directors recommends that you vote “FOR” election of the four nominees listed above.

PROPOSAL NO. 2

APPROVAL OF THE 2003 LONG-TERM INCENTIVE COMPENSATION PLAN

At the annual meeting the shareholders will be asked to approve the Hibernia Corporation 2003 Long-Term Incentive Compensation Plan (the “2003 Plan” or the “Plan”). The 2003 Plan was adopted by the Board of Directors on February 26, 2003. If approved by the shareholders, it will become effective (as of the date of shareholder approval) and will supersede and replace the Company’s current Long-Term Incentive Plan. The 2003 Plan will also replace the 1993 Director Stock Option Plan, which terminated on January 26, 2003.

If the 2003 Plan is not approved by the shareholders, the Company’s current Long-Term Incentive Plan will continue in effect until December 31, 2007.

Summary of the Plan

Administration.    The Plan is administered by a committee of nonemployee members of the Board of Directors (currently, the Executive Compensation Committee), except that grants or awards made to nonemployee Directors are administered by the Board Governance Committee. The Board of Directors may act in lieu of the committees.

Number of Shares.    A maximum of 9,000,000 shares of Common Stock (plus shares that remain available for issuance under the Company’s current Long-Term Incentive Plan, approximately 706,700 shares as of February 28, 2003) are available for grant or issuance under the Plan. The shares available under the Plan represent approximately 6.18% of the Common Stock issued and outstanding as of February 28, 2003.

Adjustments.    In the event of a recapitalization, stock dividend, stock split, combination of shares or other similar change in the Company’s capital structure that is effected without the receipt of consideration, appropriate proportional adjustments will be made in the number of shares of stock subject to the Plan, the number of shares issuable under any grant or award, the purchase price of any option or the performance objectives applicable to any grant or award.

In the event of any merger, consolidation or reorganization of the Company, shares of Common Stock then subject to the Plan will be replaced with the number and kind of shares or other securities to which the holders of Common Stock are entitled in the transaction.

Eligibility.    All employees of the Company and its affiliates are eligible to receive grants and awards under the Plan when designated by the committee. As of February 28, 2003, there were approximately 5,765 employees eligible to participate in the Plan (although in January 2003, options were awarded to only 1,278 employees and the Committee anticipates that in 2004 and future years, options and other types of awards will be made to fewer employees). All nonemployee Directors of the Company will participate in the Plan. As of February 28, 2003, fourteen nonemployee Directors were eligible to receive grants and awards (although because of Director retirements as of April 23, 2003, only ten nonemployee Directors will be eligible to receive grants and awards under the Plan after the 2003 annual meeting).

Employee Grants and Awards

Stock Options.    Options may be granted in the form of incentive stock options (“ISOs”) or nonqualified stock options. The committee determines the type of option, the number of shares of Common Stock subject to each option, the option term (which may not exceed ten years), the exercise price and any vesting schedule or other exercise limitations. An ISO must have an exercise price at or above the fair market value of the Common Stock at the time of grant; other options may have an exercise price of less than fair market value. The option exercise price may be paid in cash, stock (if provided for in the award) or pursuant to a broker-assisted transaction. Prior to the exercise of an option, option holders have no rights as a shareholder of the Company with respect to the shares subject to the option.

Restricted Stock.    Restricted stock is Common Stock that is subject to forfeiture or limitations on transfer for a designated period. The committee designates the conditions that must be satisfied during the forfeiture period, such as the completion of a specified period of employment and/or the attainment of specified performance objectives. Holders of restricted stock generally have the full voting rights of a shareholder and receive dividends during the forfeiture period. Restricted stock is usually held by the Company in escrow until the end of the forfeiture period. At the end of the forfeiture period, the shares may be delivered free of restriction or may be subject to a holding period restriction.

Common Stock Equivalent Units.    Common stock equivalent units, or phantom stock, are bookkeeping units, the value of which is determined with reference to the value of a share of Common Stock. Usually, dividend equivalent units are credited with respect to common stock units as and when dividends are declared by the Board. The committee designates the conditions and the time or times when the units will be distributable. Units may be distributed in the form of Common Stock, restricted stock or cash. Holders of common stock equivalent units have no rights as a shareholder of the Company with respect to units allocated to a bookkeeping account.

Performance Objectives.    The vesting of options, restricted stock and common stock equivalent units may be subject to the attainment of performance objectives. The committee establishes performance objectives and designates the period during which the objectives must be achieved. Performance objectives may relate to one or more of the following:

• Earnings per share	• Return on equity
• Return on investment	• Market share
• Appreciation in stock price	• Return on assets
• Customer satisfaction	• Economic value added
• Efficiency ratio	• Operating income
• Return on or growth in income (gross or net)	• Growth in non-interest revenue
• Return on capital compared to the cost of capital	• Implementation of strategic initiatives
• Operating performance

Performance objectives can be measured with reference to the performance of an employee or a group of employees and may be determined with respect to the performance of the Company and/or its affiliates or a designated peer group. Once designated, performance objectives can be modified by the committee.

At the end of each performance cycle, the committee determines whether the performance objectives have been achieved and the portion of any grant or award that is free of restriction on account of the attainment of the objectives.

Effect of a Severance of Employment.    If an employee terminates employment on account of death, disability or retirement, the following conditions generally apply:

•	All stock options that are subject to a vesting schedule based upon length of service automatically vest and become exercisable. All vested options remain exercisable until the earlier of three years or the option expiration date.

•	A pro rata portion of stock options that are subject to performance objectives vest and become exercisable. All vested options remain exercisable until the earlier of three years or the option expiration date.

•	Restricted stock and common stock equivalent units vest in accordance with the rules described above.

If an employee terminates employment for any other reason, including cause, all unvested options are forfeited, and vested options remain exercisable for 90 days (or if earlier, the option expiration date). Shares of restricted stock and common stock equivalent units then subject to forfeiture restrictions or vesting conditions are forfeited. Any holding period restrictions then applicable to shares of Common Stock issued under the Plan continue to apply.

Director Grants and Awards

Stock in Lieu of Cash Retainer Fees.    Each nonemployee Director can elect to receive all or any portion of his or her retainer fees in the form of Common Stock. If such an election is made, the Director receives the number of shares equal to 120% of the portion of the retainer subject to his or her election, instead of cash. The shares received are subject to a one-year holding period.

If the 2003 Plan is approved, the stock in lieu of cash retainer provision of the 2003 Plan will supersede and replace the program previously approved by the shareholders in 1997. If the 2003 Plan is not approved, the prior program approved by shareholders in 1997 will continue.

Options.    Each nonemployee Director is annually granted an option to purchase 5,000 shares of Common Stock. The options are immediately exercisable, have a ten-year term and an exercise price equal to the fair market value of Common Stock on the date of grant. Shares issued on the exercise of the options are subject to a one-year holding period.

Upon initial election or appointment to the Board, each nonemployee Director receives an option to purchase 5,000 shares of Common Stock, subject to the same terms and conditions as the annual option grant. This grant is made instead of the annual option grant.

The Board, in its discretion, may elect in any year to award not more than 1,700 shares of restricted stock or common stock equivalent units, instead of the grant of options. These awards are subject to such terms and conditions as the Board determines are appropriate. Common Stock acquired on the lapse of restrictions or a distribution in respect of common stock equivalent units is subject to a one-year holding period.

Effect of Cessation of Service.    When a nonemployee Director ceases to serve as a member of the Board on account of death, disability or retirement, his or her options remain exercisable until the earlier of three years from the date on which he or she ceases to serve or the option expiration date and the shares issued upon exercise of such options are not subject to a holding period. Any conditions imposed on restricted stock lapse. Common stock equivalent units awarded in lieu of an option become distributable without restriction.

Upon a cessation of service for any other reason, options remain exercisable for 90 days (subject to the term of the option). The shares issued upon exercise of such options will be subject to at least a one-year holding period. Any restricted stock subject to forfeiture restrictions and any common stock equivalent units vest on a pro rata basis. Shares of restricted stock that vest and shares acquired upon distribution of common stock equivalent units will be subject to restrictions on transfer for a period of at least one year.

General Provisions Under the Plan

Limits on Awards and Allocations.    Not more than 4,500,000 shares of Common Stock can be awarded in the form of restricted stock or allocated in the form of common stock equivalent units. This amount is subject to adjustment in the event of a recapitalization, stock dividend, stock split or similar change in the Company’s capital structure.

Transferability.    Grants and awards are generally not subject to transfer, assignment, pledge, alienation or other form of encumbrance, except in the event of death. The committee, in its discretion, may permit the transfer of any grant or award (other than incentive stock options) to members of a holder’s immediate family or to entities owned by the holder or his or her immediate family members. As a condition of any transfer, all terms and conditions of the grant or award continue to apply.

Tax Payments.    The committee may award cash payments to an employee in an amount sufficient to pay all or a portion of his or her tax liability.

Fair Market Value.    The Plan provides that the fair market value of a share of Common Stock is the opening sales price of a share of Common Stock as reported on the New York Stock Exchange Composite Transactions reporting system on the date that value is determined (or if no sales are reported on that day, the immediately preceding day on which a sale occurs). As of February 28, 2003, the opening sales price was $18.10.

Change of Control.    Unless determined otherwise by the committee at the time of grant, upon a change of control of the Company (as defined in the Plan and described under “Employment Agreements and Change of Control Arrangements”), all vesting and forfeiture conditions, restrictions and limitations in effect with respect to any outstanding award will immediately lapse and any unvested awards will automatically become fully vested and immediately exercisable in their entirety.

Return of Economic Value.    If an employee is involuntarily terminated for cause or voluntarily resigns and, within 18 months, the employee accepts employment with a competitor of the Company (or an affiliate) or otherwise competes with the Company (or an affiliate), the committee may require the employee to return to the Company the economic value of any award realized or obtained by the employee during the period beginning six months prior to the date of the termination of employment.

Amendment, Termination and Term.    The Board of Directors may amend or terminate the Plan at any time without approval or consent of the Company’s shareholders to the extent permitted by applicable law, regulation or stock exchange rules. Prior to the occurrence of a change of control, the committee or the Board may amend the terms of an individual grant or award, provided that if an amendment materially impairs the grant or award, the consent of the affected individual must be obtained.

The Plan does not permit the exchange, replacement or repricing of an option or award, except in connection with a change in the Company’s capitalization.

No additional grants or awards can be made under the Plan more than five years after its initial effective date, or (assuming shareholder approval at the 2003 annual meeting) April 23, 2008.

Code Section 162(m)

Code Section 162(m) denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” to the extent that such compensation exceeds $1 million in any year. Covered employees are a company’s chief executive officer and any other individual whose compensation must be reported to shareholders in its proxy statement. Compensation paid under qualified performance-based arrangements is not included in determining whether a covered employee’s compensation exceeds the $1 million limit. The Plan permits, but does not require, the committee to structure any grant or award made to a covered employee as performance-based under Code Section 162(m).

To preserve the Company’s ability to deduct compensation associated with grants and awards made under the Plan, the Plan establishes maximum awards that may be made to any individual employee in any calendar year. The maximum number of shares that may be granted or awarded to an employee during a calendar year is 500,000 shares, subject to adjustment for changes in capitalization of the Company. The maximum cash award that can be paid to an employee during a calendar year is $2 million. Under Code Section 162(m), the committee is subject to limitation on its ability to waive or modify performance objectives when a grant or award is intended to qualify as “performance-based” compensation.

The Plan also permits the committee to grant options at an exercise price below the fair market value of Common Stock on the date of grant. Such grants would not satisfy the requirements of Code Section 162(m). Consequently, any option grants that are intended to satisfy Code Section 162(m) will include an exercise price that is not less than the fair market value of the Common Stock on the date of grant.

Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences with respect to options and other awards under the Plan. This summary is based upon statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change (possibly with retroactive effect). The following is designed to provide a general understanding of the federal income tax consequences (state, local and other tax consequences are not addressed). This discussion is limited to the federal income tax consequences to individuals who are citizens or residents of the United States, other than those individuals who are taxed on a residence basis in a foreign country.

Options.    An optionee will recognize no taxable income upon the grant of an option and the Company will not receive a deduction at the time of grant. Upon exercise of an option, an optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. Amounts recognized as ordinary income are added to the basis of the stock acquired. The Company will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income.

Neither the grant nor the exercise of an ISO have income tax consequences for the optionee. However, the amount by which the fair market value of the Common Stock acquired pursuant to the exercise of an ISO exceeds the exercise price is an adjustment item for purposes of alternative minimum tax. The sale of Common Stock received pursuant to the exercise of an ISO will result in a long-term capital gain or loss equal to the difference between the amount realized on the sale and the exercise price. To receive this treatment, an optionee must be an employee of the Company (or any subsidiary) at all times during the period beginning on the date of the grant of the ISO and ending on the day three months before the date of exercise; the optionee must not dispose of the Common Stock acquired on the exercise of the ISO (i) within two years after the option is granted, and (ii) within one year after the date of exercise. If the disposition of the shares is made more than one year after the date of the exercise of the ISO, the optionee will be taxed at the lowest rate applicable to capital gains for such individual. The Company will not be entitled to a tax deduction upon the exercise of an ISO, nor upon a subsequent disposition of the shares of Common Stock, unless the disposition occurs prior to the expiration of the holding period described above.

If the optionee does not satisfy the applicable holding period requirements, any gain equal to the difference between the exercise price and the fair market value of the Common Stock at exercise (or, if a lesser amount, the amount realized upon disposition over the exercise price) will be ordinary income. In the event of a disposition prior to satisfaction of the holding period, the Company will be entitled to a deduction, at that time and in an amount, equal to the amount of ordinary income recognized by the optionee.

Restricted Stock.    There are no income tax consequences with respect to the award of restricted stock subject to forfeiture restrictions. When the restricted stock ceases to be subject to forfeiture restrictions, the recipient will recognize ordinary income equal to the fair market value of such stock, and the Company will be entitled to a tax deduction in the same amount.

A recipient can make an election under Code Section 83(b) to accelerate taxation to the date of the award. The Company is entitled to a corresponding deduction at that time. Thereafter, a recipient will not recognize any further gain until the stock is sold. The recipient’s basis in the stock will be sum of the amount paid for the stock and any amount included in income as a result of the Section 83(b) election.

Common Stock Equivalent Units.    The credit of common stock equivalent units to a bookkeeping account is not a taxable event. When the units are distributed (whether in cash or Common Stock), the recipient recognizes ordinary income equal to the fair market value of the stock and cash received. The Company is entitled to a corresponding tax deduction.

Withholding and Employment Taxes.    As to an employee, any amount recognized as income in connection with a grant or award under the plan is treated as a wage and is subject to income and employment tax withholding. As to a nonemployee Director, any amount recognized as ordinary income is treated as compensation subject to income and self-employment taxes.

Other Information

If the Plan is approved by the shareholders, the nonemployee Directors, the named executive officers and other officers of the Company and/or its subsidiaries will receive awards under the Plan. The awards that will be received by executive and other officers cannot be determined at this time. The nonemployee Directors will receive annual grants of options to acquire 5,000 shares of Common Stock (or up to 1,700 shares of restricted stock or common stock equivalent units in lieu of such options) and the opportunity to receive Common Stock in lieu of cash retainer at a value of 120% of the cash retainer amount.

The foregoing is only a summary of the Plan and is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Appendix A.

Vote Required and Recommendation

An affirmative vote by the holders of a majority of the votes cast at the annual meeting is required to approve the 2003 Long-Term Incentive Compensation Plan.

The Board of Directors has approved and recommends that you vote “FOR” the approval of the 2003 Long-Term Incentive Compensation Plan.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Shareholders of the Company are being asked to ratify the Company’s appointment of Ernst & Young LLP as its independent auditors for 2003, as described below.

The firm of Ernst & Young LLP, certified public accountants, served as the Company’s independent auditors for the year 2002. The Audit Committee has appointed Ernst & Young LLP as independent auditors for the Company for the year 2003 and the Board has approved that appointment. Although the appointment of independent auditors does not require approval by shareholders, the Board of Directors believes it appropriate to submit this selection for ratification by shareholders. The Audit Committee, however, reserves the right to change independent auditors at any time notwithstanding shareholder approval.

Representatives of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Committee Report

The following Audit Committee Report and the information under “Audit Committee Charter and Independence of Members” does not constitute soliciting material and should not be deemed by any general statement incorporating by reference this proxy statement to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or that information by reference therein.

The Audit Committee oversees the Company’s financial accounting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Committee reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of nonaudit services with the auditors’ independence, noting that during 2002, the auditors provided limited tax nonaudit services to the Company that were preapproved by the Committee and disclosed in the Company’s 10-Q filing for the period ended June 30, 2002.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors.

February 25, 2003

William C. O’Malley, Chairman

Richard W. Freeman, Jr.

Dick H. Hearin

Robert T. Holleman

Elton R. King

Sidney W. Lassen

Audit Committee Charter and Independence of Members

In February 2003, the Audit Committee made substantial revisions to the written charter for the Audit Committee, which revisions were approved and adopted by the Board of Directors. A copy of the revised charter is included as Appendix B to this proxy statement. The Board of Directors has determined that all of the members of the Audit Committee are independent under the current rules of the New York Stock Exchange.

Auditor Fees

The following table sets forth the aggregate fees incurred by the Company (i) for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 and the reviews of the Company’s financial statements included in its Forms 10-Q for that fiscal year, and (ii) for other professional services rendered by the Company’s principal accountant and billed during the fiscal year ended December 31, 2002:

Audit Fees	$297,500
Financial Information Systems Design And Implementation Fees	—
All Other Fees*
Audit Related Services	$194,449
Nonaudit Services**	$135,000

TOTAL	$506,949

*	The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence.
**	The services represented by these fees involved tax matter consultations concerning the tax depreciation of certain fixed assets. These services were preapproved by the Company’s Audit Committee and were disclosed in the Company’s 10-Q for the quarterly period ended June 30, 2002.

Vote Required and Recommendation

An affirmative vote by the holders of a majority of the votes cast at the annual meeting is required for the ratification of the appointment of independent auditors.

The Board of Directors recommends that you vote “FOR” ratification of the appointment of Ernst & Young LLP as independent auditors.

SOLICITATION OF PROXIES

The Board of Directors of the Company is soliciting the proxy that accompanies this proxy statement. The cost of soliciting proxies in the form accompanying this proxy statement will be borne by the Company. Directors, officers and employees of the Company or its subsidiaries may, but without compensation other than their regular compensation, solicit proxies by telephone, mail, courier, facsimile or other electronic communication or in person. In addition, the Company has retained Mellon Investor Services LLC to assist in the solicitation of proxies. The fee of Mellon Investor Services LLC for proxy solicitation is estimated not to exceed $6,000 plus reasonable out-of-pocket costs and expenses. It is anticipated that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward proxy materials to beneficial owners and to obtain authorization for the execution of proxies, and the Company may, upon request, reimburse them for their related expenses.

SHAREHOLDER PROPOSALS

Shareholders may submit proposals to be considered at the 2004 annual meeting of shareholders if they do so in accordance with applicable regulations of the SEC and the Company’s By-Laws. Any shareholder proposals must be submitted to the Secretary of the Company at the Company’s principal executive office no later than November 18, 2003, in order to be considered for inclusion in the Company’s 2004 proxy materials. Under the shareholder proposals section of the Company’s By-Laws, a shareholder proposal or nomination will be considered untimely with respect to the 2004 annual meeting if received by the Company after November 18, 2003.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not know of any matters to be presented at the annual meeting other than those described above. However, if other matters are properly brought before the meeting or any adjournment or postponement of the meeting, the persons named in the enclosed proxy will vote the shares represented by them in accordance with their best judgment pursuant to discretionary authority granted in the proxy.

ANNUAL REPORT

The Annual Report to shareholders containing financial statements for the Company’s 2002 fiscal year has been furnished to shareholders prior to or with this proxy statement. However, the Annual Report does not form any part of the material for the solicitation of proxies.

The Company’s Form 10-K Annual Report for 2002 as filed with the SEC is available on the Company’s website at www.hibernia.com. In addition, upon written request by a shareholder, the Company will provide without charge a copy of the Company’s Form 10-K Annual Report for 2002, including the Annual Report to shareholders (but not including exhibits), as filed with the SEC. Requests for copies should be addressed to Susan Klein, Assistant Secretary, Hibernia Corporation, P. O. Box 61540, New Orleans, Louisiana 70161.

By Order of the Board of Directors

Cathy E. Chessin

Secretary

New Orleans, Louisiana

March 17, 2003

Appendix A

HIBERNIA CORPORATION

2003 LONG-TERM INCENTIVE COMPENSATION PLAN

HIBERNIA CORPORATION

2003 LONG-TERM INCENTIVE COMPENSATION PLAN

ARTICLE I—PURPOSE	A-1

ARTICLE II—DEFINITIONS	A-1

ARTICLE III—ADOPTION; RESERVATION OF SHARES; MAXIMUM AWARDS	A-5
Adoption; Effective Date; Relationship to LTIP	A-5
Duration	A-5
Number and Type of Shares	A-5
Effect of Cancellation and Certain Payments	A-6
Adjustment	A-6
Maximum Awards; Individual Limitations	A-6

ARTICLE IV—PARTICIPATION	A-6
Eligibility	A-6
No Continued Employment	A-6

ARTICLE V—ADMINISTRATION OF PLAN	A-7
Composition of Committee	A-7
Power and Authority	A-7

ARTICLE VI—OPTIONS	A-8
Grant of Options	A-8
Incentive Stock Options	A-8
Manner of Exercise; Issuance of Common Stock	A-9
Effect of a Severance of Employment	A-9
Rights as Stockholder	A-10

ARTICLE VII—RESTRICTED STOCK	A-10
General Provisions	A-10
Enforcement of Restrictions	A-11
Lapse of Restrictions	A-11
Shareholder Rights	A-11
Effect of a Severance of Employment	A-11

ARTICLE VIII—COMMON STOCK EQUIVALENT UNITS	A-12
Allocation	A-12
Ledger Account	A-12
Distribution	A-12
Effect of a Severance of Employment	A-12

Not a Stockholder	A-13

ARTICLE IX—PERFORMANCE OBJECTIVES	A-13

ARTICLE X—INCENTIVES FOR ELIGIBLE DIRECTORS	A-14
Stock in Lieu of Cash Retainer	A-14
Annual Grant of Options	A-14
Initial Grant of Options	A-15
Terms and Conditions	A-15
Alternative Grants and Awards	A-15
Cessation of Service as an Eligible Director	A-16

ARTICLE XI—MISCELLANEOUS	A-17
Amendment and Termination	A-17
Transferability of Incentives	A-17
Withholding	A-18
Cash Payments	A-18
Lapse of Restrictions Upon Change of Control	A-18
Return of Economic Value	A-18
Agreements	A-18
Additional Legal Requirements; Legends	A-19
Governing Law	A-19
Other Benefits	A-19
Compliance with Code Section 162(m).	A-19
Binding Effect	A-19

HIBERNIA CORPORATION

2003 LONG-TERM INCENTIVE COMPENSATION PLAN

Hibernia Corporation, a corporation organized and existing under the laws of the State of Louisiana (the “Company”), hereby establishes the 2003 Long-Term Incentive Compensation Plan (the “Plan”).

ARTICLE I

PURPOSE

This Plan is intended to provide flexibility to the Company in connection with its compensation practices and to attract, retain and motivate officers, executives and other key employees through the grant of nonqualified stock options, incentive stock options, restricted stock and common stock equivalent units. This Plan is further intended to align the interests of the non-employee members of the Company’s Board of Directors with its shareholders by providing for the grant or award of certain equity incentives, all as more fully set forth herein.

ARTICLE II

DEFINITIONS

2.1    Affiliate means any corporation or other form of entity of which the Company owns, from time to time, directly or indirectly, 50% or more of the total combined voting power of all classes of stock or other equity interests.

2.2    Board or Board of Directors means the Board of Directors of the Company.

2.3    Cause, unless otherwise expressly defined in an agreement between the Company (or an Affiliate) and a Participant hereunder, means that Participant has:

a.	Committed an intentional act of fraud, embezzlement or theft in the course of his or her employment or otherwise engaged in any intentional misconduct which is materially injurious to the Company’s (or any of its Affiliates’) financial condition or business reputation;

b.	Committed intentional damage to the property of the Company (or any of its Affiliates) or committed intentional wrongful disclosure of confidential information that is materially injurious to the Company’s (or any of its Affiliates’) financial condition or business reputation;

c.	Is convicted of a felony that is materially injurious to the Company’s (or any of its Affiliates’) financial condition or business reputation;

d.	Violated any statute, rule or regulation under federal or state securities or banking laws that is materially injurious to the Company’s (or any of its Affiliates’) financial condition or business reputation;

e.	Violated the Company’s Code of Ethics; or

f.	Intentionally refused to perform the material duties of his or her position.

No act or failure to act on the part of Participant will be deemed “intentional” if it was due primarily to an error in judgment or negligence, but will be deemed “intentional” only if done or omitted to be done by Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company (or an Affiliate).

2.4    Change of Control means and shall be deemed to occur if:

a.	A person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (excluding the Company or any of its Affiliates, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportion as their ownership of the Company), becomes the beneficial owner as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (other than as a result of the acquisition of shares by the Company or an Affiliate of the Company) of shares of Hibernia Corporation having 50% or more of the then outstanding voting power of Hibernia Corporation;

b.	Hibernia Corporation shall have sold or disposed of all or substantially all of its assets or substantially all of the assets of its wholly-owned subsidiary, Hibernia National Bank, in one or a series of transactions to a party not a member of a controlled group (as defined in the Code or regulations thereunder) with Hibernia Corporation;

c.	Hibernia Corporation consummates a merger, consolidation, share exchange or similar form of corporate transaction that requires the approval of the shareholders of Hibernia Corporation, whether for such transaction or for the issuance of securities in the transaction (a “Business Combination”), unless immediately following the Business Combination, (i) more than 50% of the total voting power of either the entity resulting from such Business Combination (the “Surviving Entity”) or, if applicable, the ultimate parent company that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Entity (the “Parent”), is represented by the voting securities of Hibernia Corporation that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such voting securities were converted pursuant to the Business Combination), and such voting power among the holders thereof is in substantially the same proportions as the voting power of Hibernia Corporation’s voting securities among the holders thereof immediately prior to such Business Combination, and (ii) at least a majority of the members of the board of directors of the Parent (or, if there is no Parent, the Surviving Entity) were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors of Hibernia Corporation, providing for such Business Combination;

d.	The shareholders of Hibernia Corporation approve a plan of complete liquidation or dissolution of Hibernia Corporation; or

e.	During any period of two consecutive calendar years, the individuals who, at the beginning of such period, constitute the Board of Directors of Hibernia Corporation (the “Incumbent Directors”) cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the shareholders of Hibernia Corporation of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period or persons nominated or elected by such directors (each such new director shall also be deemed to be an Incumbent Director).

A Change of Control shall not result from any transaction precipitated by the Company’s insolvency, appointment of a conservator or determination by a regulatory agency that the Company is insolvent.

The Board shall determine whether a Change of Control has occurred hereunder.

2.5    Code means the Internal Revenue Code of 1986, as amended.

2.6    Committee means the persons appointed in accordance with the provisions of Section 5.1 hereof to administer this Plan.

2.7    Common Stock means no par value Class A common stock issued by the Company.

2.8    Common Stock Equivalent Unit means a bookkeeping unit, the value of which is determined with reference to the value of a share of Common Stock.

2.9    Conversion Date means the next business day following the date of the Company’s annual shareholder meeting.

2.10  Covered Employee means the Company’s Chief Executive Officer and the four highest compensated officers of the Company (other than the chief executive officer), determined in accordance with Code Section 162(m) and the regulations promulgated thereunder.

2.11  Disabled or Disability means that an Employee is actually receiving benefits under the Company’s (or an Affiliate’s) separate long-term disability plan or that an Eligible Director would be receiving benefits under such plan, if the director was a participant therein. The Committee shall determine whether a Participant is or becomes Disabled, and the Board Governance Committee shall determine whether an Eligible Director is or becomes Disabled.

2.12  Eligible Director means an individual, other than an Employee, who serves as a member of the Board of Directors of the Company.

2.13  Employee means a common law employee of the Company and/or its Affiliates, including officers and directors, determined in accordance with the Company’s standard personnel policies and practices, but excluding individuals who are classified by the Company as leased or otherwise employed by a third party, independent contractors or intermittent or temporary employees, even if any such classification is modified by audit, administrative proceeding, litigation or otherwise.

2.14  Exchange Act means the Securities Exchange Act of 1934, as amended, including any rule, regulation or interpretation promulgated thereunder.

2.15  Fair Market Value means the opening sales price of a share of Common Stock as reported on the New York Stock Exchange Composite Transactions reporting system as of the date on which such value is determined or, if no sales occurred on such day, such value shall be determined as of the immediately preceding date on which there were such sales.

2.16  Incentive means a right to purchase or receive shares of Common Stock or cash in accordance with the terms of this Plan. An Incentive may be granted in the form of Common Stock Equivalent Units, Options, Restricted Stock or a combination thereof.

2.17  Incentive Stock Option or ISO means an option that meets the requirements of Code Section 422 and is granted in accordance with Section 6.2 hereof.

2.18  Ledger Account means the bookkeeping entry established and maintained by the Company in connection with the allocation of Common Stock Equivalent Units hereunder.

2.19  LTIP means the Company’s Long-Term Incentive Plan, amended and restated as of March 12, 1997, and as further amended.

2.20  Nonqualified Stock Option means an option to purchase shares of Common Stock granted in accordance with the terms of Section 6.1 or Article X hereof.

2.21  Option means an Incentive Stock Option or a Nonqualified Stock Option.

2.22  Participant means an Employee who is granted or awarded an Incentive under this Plan.

2.23  Performance Objectives means performance criteria designated by the Committee to be achieved during a designated period (a “Performance Cycle”). Such objectives may relate to the business and affairs of the Company, an Affiliate, a division, department, unit or profit center of the Company or an Affiliate, including, without limitation, the attainment of goals related to the Company’s earnings per share, return on equity, return on investment, return on or growth in income (whether gross or net), market share, appreciation in the price of Common Stock, return on assets, operating income, efficiency ratio, non-interest revenue growth, the implementation of strategic initiatives, customer satisfaction, economic value added, operating performance and/or the return on capital compared to the cost of such capital. Performance Objectives may be imposed with respect to any Participant or any Employee or group of Participants or Employees and may be determined with respect to the performance of the Company and/or its Affiliates or such performance compared to a designated peer group.

2.24  Restricted Stock means an award of Common Stock that is subject to restrictions on transfer.

2.25  Retainer means the annual retainer paid by the Company to each Eligible Director for his or her service as a member of the Board.

2.26  As to a Participant, Retirement or Retire means the date on which a Participant ceases to be employed by the Company (or an Affiliate), in his or her capacity as an Employee, provided (a) he or she has completed 15 years of service with the Company and/or its Affiliates and has attained age 55, (b) is not terminated for Cause, and (c) does not intend to compete with the financial services business of the Company or its Affiliates in markets in which the Company and/or its Affiliates are then doing business.

As to an Eligible Director, Retirement or Retire means that an Eligible Director permanently ceases to provide services as a member of the Board and (a) either has (i) attained age 72, or (ii) completed 15 years of service as a member of the Board, any city bank board or any board of directors of a financial institution acquired by the Company or an Affiliate thereof (determined in accordance with the Company’s standard practices concerning the determination of such service), (b) is in good standing as of the date of such cessation, and (c) receives the designation “director emeritus.”

ARTICLE III

ADOPTION; RESERVATION OF SHARES; MAXIMUM AWARDS

3.1    Adoption; Effective Date; Relationship to LTIP.    This Plan was adopted by the Board of Directors on February 26, 2003, and shall be effective as of the date on which it is approved by the shareholders of the Company (the “Effective Date”); provided, however, that if such approval is not obtained on or before February 26, 2004, Incentive Stock Options shall not be granted hereunder.

Contingent upon its approval by the Company’s shareholders, this Plan shall replace the LTIP, and on and after the Effective Date no grants or awards shall be made under the LTIP. Grants and awards outstanding under the LTIP as of the Effective Date shall remain exercisable in accordance with their terms.

3.2    Duration.    This Plan shall commence on its Effective Date and shall remain in effect until (a) all Incentives have been satisfied by the issuance of shares of Common Stock or cash payments or a combination thereof or have been terminated or forfeited, or (b) restrictions or Performance Objectives imposed on shares of Common Stock have lapsed. No Incentive shall be granted hereunder more than five years after the Effective Date.

3.3    Number and Type of Shares.    Not more than 9,000,000 shares of Common Stock shall be issued under the Plan, increased by the number of shares of Common Stock available for grant or issuance under the LTIP, determined as of the Effective Date. The total number of such shares shall be subject to adjustment as provided in Section 3.5 hereof. Except as provided in Section 3.4 hereof, the number of shares available for grant, transfer, issuance or other payment under the Plan shall be reduced by the number of shares actually granted, transferred, issued or paid hereunder. Common Stock issued in connection with the grant or award of an Incentive hereunder may be authorized and unissued shares, issued shares held as treasury shares or shares acquired on the open market or through private purchase.

3.4    Effect of Cancellation and Certain Payments.    Shares of Common Stock covered by Incentives that are not earned or that are canceled, forfeited, terminated, expired or otherwise lapse for any reason and Incentives that are not exercised, shall again be available for grant or issuance under the Plan. Shares of Common Stock tendered as payment on the exercise of an Option hereunder or to satisfy a Participant’s obligations in accordance with Section 11.3 hereof shall also be available for grant or issuance under the Plan.

3.5    Adjustment.    In the event of any merger, consolidation or other reorganization of the Company, there shall be substituted for each of the shares of Common Stock then subject to the Plan the number and kind of shares of stock or other securities to which the holders of Common Stock are entitled in such transaction.

In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the number of shares of Common Stock then outstanding for which the Company does not receive consideration, the number of shares of Common Stock then subject to the Plan shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such substitution or adjustment, the purchase price of any Option, the Performance Objectives applicable to any Incentive, and the number of shares of Common Stock issuable pursuant to any Incentive shall be adjusted to the extent necessary to prevent the dilution or enlargement of any Incentive granted hereunder.

3.6    Maximum Awards; Individual Limitations.    The maximum number of shares of Common Stock that may be awarded in the form of Restricted Stock or allocated in the form of Common Stock Equivalent Units shall be 4,500,000 shares, as the same may be adjusted, from time to time, in accordance with Section 3.5 hereof.

The maximum aggregate number of shares of Common Stock that may be granted to an individual Participant in the form of Incentives hereunder during any calendar year shall not exceed 500,000 shares of Common Stock (subject to adjustment as provided in Section 3.5 hereof). The maximum aggregate amount distributable in the form of cash that may be paid to an individual Participant in any calendar year shall not exceed $2,000,000.

ARTICLE IV

PARTICIPATION

4.1    Eligibility.    Employees of the Company and its Affiliates shall be eligible to receive Incentives under this Plan, when designated by the Committee. Employees may be designated for participation hereunder individually or by groups or categories, in the discretion of the Committee. Eligible Directors of the Company shall participate in this Plan without necessity of further action.

4.2    No Continued Employment.    No Participant shall have any right to continue in the employ of the Company or an Affiliate for any period of time or any right to continue his or her present or any other rate of compensation on account of the grant or award of an Incentive or the issuance of Common Stock or other form of payment hereunder.

ARTICLE V

ADMINISTRATION OF PLAN

5.1    Composition of Committee.    This Plan shall be administered by a committee appointed by the Board of Directors consisting of not less than two persons, which shall ordinarily be the Executive Compensation Committee of the Board, provided that:

a.	To the extent the grant or award of an Incentive is intended to be an exempt transaction under Rule 16b-3 promulgated under the Exchange Act, each acting member of the Committee shall be a “non-employee director” within the meaning of such rule.

b.	To the extent the grant or award of an Incentive hereunder is intended to constitute “performance-based compensation” within the meaning of Code Section 162(m), each acting member of the Committee shall be an “outside director” within the meaning of such section.

c.	The Committee, in its discretion, may delegate to one or more executive officers of the Company the authority to make grants or awards of Incentives to Participants hereunder, except that the authority to make grants or awards that are intended to be exempt transactions under Rule 16b-3 promulgated under the Exchange Act or “performance-based compensation” within the meaning of Code Section 162(m) shall not be delegated.

Notwithstanding the foregoing, the Board of Directors may act in lieu of the Committee hereunder, and the Board of Directors shall act in lieu of the Committee with respect to the grant or award of an Incentive to an Eligible Director.

5.2    Power and Authority.    The Committee shall have the discretionary power and authority to (a) designate Participants hereunder, (b) grant or award Incentives under the Plan, including the determination of the terms and conditions thereof, (c) construe and interpret the provisions of the Plan and any form or agreement related thereto, (d) establish and adopt rules, regulations, and procedures relating to the Plan and the grant or award of Incentives hereunder, including, without limitation, procedures for the crediting of periods of employment with an Affiliate and/or during any period of part-time employment, (e) interpret, apply and construe such rules, regulations and procedures, and (f) make any other determination which it believes necessary or advisable for the proper administration of the Plan. Except as to the actual grant or award of Incentives to Eligible Directors, the Board Governance Committee shall possess each of the foregoing administrative and ministerial powers with respect to any Incentive granted or awarded to an Eligible Director hereunder.

Grants, awards, decisions, interpretations and actions of the Committee, the Board Governance Committee and/or the Board of Directors, as the case may be, concerning matters related to the Plan shall be final and conclusive on the Company, its Affiliates and Eligible Directors or Participants and their beneficiaries or heirs. The Committee, the Board Governance Committee and/or the Board of Directors may make such grants, awards, decisions and interpretations selectively among Participants and Eligible Directors who receive or are eligible to receive Incentives hereunder, whether or not such Participants and Eligible Directors are similarly situated.

The Board of Directors, the Board Governance Committee and the Committee shall be deemed to have delegated the following ministerial or administrative duties to the appropriate officers or Employees of the Company: the preparation and issuance of documents evidencing the grant or award of an Incentive hereunder; the receipt of notice of exercise of an Option granted hereunder and the issuance of shares of Common Stock and the withholding of taxes in connection therewith; the notification of the lapse of limitations and restrictions on Restricted Stock or Common Stock Equivalent Units and the issuance of Common Stock or cash in connection therewith; and the administration of any election by an Eligible Director to receive Common Stock in lieu of a Retainer. The Board of Directors, the Board Governance Committee and the Committee may delegate such additional ministerial or administrative duties, as they deem necessary or appropriate.

ARTICLE VI

OPTIONS

6.1    Grant of Options.    The Committee may grant Nonqualified Stock Options and Incentive Stock Options to such Participants as it may designate, from time to time, subject to the following terms and conditions:

a.	The exercise price of an Option granted hereunder shall be determined by the Committee; as to a Nonqualified Stock Option, such price may be less than the Fair Market Value of Common Stock as of the date on which the Option is granted.

b.	The number of shares of Common Stock subject to an Option shall be designated by the Committee at the time of grant.

c.	The term of each Option shall be determined by the Committee, but shall not be longer than 10 years, measured from the date of grant.

d.	The exercise of an Option granted hereunder shall be subject to such Performance Objectives or other conditions, as the Committee deems appropriate, if any.

e.	Each Option shall be exercisable at such time or times during its term as may be determined by the Committee.

6.2    Incentive Stock Options.    In addition to the provisions of Section 6.1 hereof, Incentive Stock Options shall be subject to the following additional terms and conditions:

a.	No ISO shall be granted to any Participant if the aggregate Fair Market Value of Common Stock with respect to which ISOs are first exercisable during any calendar year (under this Plan and any other plans of the Company and its Affiliates) exceeds $100,000.

b.	No ISO shall be granted to any Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary corporation (as defined in Code Section 424), unless the exercise price of such option is not less than 110% of the Fair Market Value of Common Stock, determined as of the date of grant.

c.	The exercise price of an ISO granted hereunder shall not be less than the Fair Market Value of Common Stock as of the date the ISO is granted.

d.	An ISO granted hereunder shall be subject to such additional terms and conditions as the Committee deems necessary or advisable, consistent with the provisions of Code Section 422 and the regulations promulgated thereunder.

e.	Any agreement evidencing the grant of an ISO hereunder may provide that such Option may be characterized as a Nonqualified Stock Option to the extent that the requirements imposed under Code Section 422 are not satisfied.

6.3    Manner of Exercise; Issuance of Common Stock.    An Option granted hereunder shall be exercised, in whole or in part, by providing notice to the Committee, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable in the form of cash (including cash equivalents) or, if permitted under the terms and conditions applicable to a specific grant, by delivery of shares of Common Stock held by the Participant (either mature shares beneficially owned by the Participant for not less than six months or shares acquired on the open market), a combination thereof or in such other manner as may be authorized, from time to time, by the Committee. Common Stock tendered in payment of the option price shall be valued at Fair Market Value as of the date of exercise.

A Participant may exercise Options and contemporaneously sell the shares of Common Stock acquired thereby pursuant to a brokerage or similar arrangement, provided that the proceeds thereof are applied to the payment of the purchase price of the shares and, as to any Participant subject to Section 13(k) of the Exchange Act, the use of such arrangement, in the opinion of counsel to the Company, is permitted under applicable law.

As soon as practicable after the receipt of written notification of exercise and payment of the option price in full, including the payment of any taxes required to be withheld in connection with such exercise, the Committee shall cause the Company to deliver to the Participant, registered in the Participant’s name (or in the name of such other person as the Participant may designate), certificates representing shares of Common Stock in the appropriate amount. Such shares may be subject to such terms, conditions and limitations, if any, as the Committee determines are appropriate.

6.4    Effect of a Severance of Employment.    If a Participant’s severance of employment is on account of his or her death, Disability or Retirement, Options granted hereunder shall vest as follows:

a.	If the Options are subject to a vesting schedule determined with reference to such Participant’s period of employment with the Company and its Affiliates, all such Options shall vest and be exercisable as of the date of such severance.

b.	If the Options are subject to a vesting based upon the attainment of Performance Objectives and such Participant’s severance occurs during a Performance Cycle, the number of such Options that shall vest and be exercisable as of the date of such severance shall be determined as the product of (i) the number of shares of Common Stock then subject to the Options, multiplied by (ii) a fraction, the numerator of which is the level or amount of the Performance Objectives achieved as of the last day of the Company’s fiscal year immediately preceding such severance and the denominator of which is the level or amount of the Performance Objectives imposed at the commencement of the Performance Cycle.

Such vested Options shall expire as of the earlier of (a) three years after the date of the Participant’s severance, or (b) the original expiration date of the grant.

If a Participant’s severance of employment is on account of any other reason, including Cause, all unvested Options shall be forfeited, without the requirement of additional notice. The vested portion of his or her Options, determined as of the date of such severance, shall remain exercisable until the earlier of (a) 90 days after the date of his or her severance, or (b) the original expiration date of the grant.

To the extent required under the Code, Incentive Stock Options exercisable after a Participant ceases to be employed by the Company shall be characterized as Nonqualified Stock Options hereunder, without the necessity of further action.

Notwithstanding the foregoing, the Committee shall possess the authority to provide in any document evidencing the grant of Options hereunder different terms and conditions related to the effect of a severance of employment; provided, however, that no Option granted hereunder shall have a term in excess of ten years.

6.5    Rights as Stockholder.    Prior to the issuance of shares of Common Stock upon the exercise of an Option, a Participant shall have no rights as a stockholder with respect to the shares subject to such Option.

ARTICLE VII

RESTRICTED STOCK

7.1    General Provisions.    The Committee may award shares of Restricted Stock to such Participants as it may designate, from time to time, subject to the following terms and conditions:

a.	The number of shares of Common Stock to be transferred to a Participant shall be determined in the discretion of the Committee.

b.	Shares of Restricted Stock awarded hereunder shall be subject to such terms, conditions and restrictions for such period or periods as the Committee, in its discretion, may determine (including, without limitation, restrictions on transfer or other disposition, forfeiture provisions, and/or restrictions based upon the achievement of Performance Objectives) (“Forfeiture Restrictions”).

7.2    Enforcement of Restrictions.    In order to enforce any Forfeiture Restrictions imposed by the Committee pursuant to Section 7.1 hereof, a Participant receiving an award of Restricted Stock hereunder shall enter into an agreement with the Committee setting forth the conditions of the award. Each certificate issued with respect to an award of Restricted Stock shall bear such legends as the Committee, in its sole discretion, shall deem necessary or appropriate. The Committee may additionally require that shares of Restricted Stock registered in the name of the Participant be deposited, together with a stock power endorsed in blank, with the Company pending the lapse of some or all of the restrictions.

7.3    Lapse of Restrictions.    At the end of any period during which the shares of Restricted Stock are subject to Forfeiture Restrictions, to the extent such restrictions have been satisfied or lapsed, each affected Participant shall be entitled to receive a certificate representing the number of shares of Common Stock with respect to which the satisfaction or lapse has occurred free of all restriction or subject to such additional terms, conditions and restrictions as the Committee deems appropriate.

7.4    Shareholder Rights.    Subject to any restrictions or limitations imposed by the Committee, each Participant receiving an award of Restricted Stock hereunder shall have the full voting rights of a shareholder with respect to such shares during any period in which the shares are subject to Forfeiture Restrictions. During the period of any Forfeiture Restrictions imposed hereunder, dividends paid in cash or property with respect to the underlying shares of Common Stock shall be paid to the Participant currently, accrued by the Company as a contingent obligation or converted to additional shares of stock, in the discretion of the Committee.

7.5    Effect of a Severance of Employment.    If a Participant’s severance of employment is on account of his or her death, Disability or Retirement, all shares of Common Stock then subject to a limitation imposed under Section 7.3 hereof shall be free of such limitation, and any Forfeiture Restrictions imposed upon Restricted Stock awarded hereunder shall lapse as follows:

a.	If the lapse of such Forfeiture Restrictions is determined with reference to such Participant’s period of employment with the Company and its Affiliates, all such restrictions shall lapse as of the date of such severance.

b.	If the lapse of such Forfeiture Restrictions is determined with respect to the attainment of Performance Objectives and such Participant’s severance occurs during a Performance Cycle, such restrictions shall lapse as to the number of shares determined as the product of (i) the number of shares of Restricted Stock then subject to limitation, multiplied by (ii) a fraction, the numerator of which is the amount or level of Performance Objectives achieved as of the last day of the Company’s fiscal year immediately preceding such severance and the denominator of which is the level or amount of Performance Objectives imposed as of the commencement of the Performance Cycle.

If a Participant’s severance of employment is on account of any other reason, including Cause, all shares of Restricted Stock then subject to Forfeiture Restrictions shall be forfeited, without the requirement of additional notice or the payment of compensation. All shares of Common Stock then subject to a limitation imposed under Section 7.3 hereof shall remain subject to such limitation in accordance with its terms and conditions.

Notwithstanding the foregoing, the Committee shall possess the authority to provide in any document evidencing the award of Restricted Stock hereunder different terms and conditions related to the effect of a severance of employment.

ARTICLE VIII

COMMON STOCK EQUIVALENT UNITS

8.1    Allocation.    The Committee, in its discretion, may allocate Common Stock Equivalent Units to a Participant hereunder, subject to the following terms and conditions:

a.	The number of units allocated to a Participant shall be determined by the Committee; and

b.	The units shall be subject to such Performance Objectives and/or other restrictions as the Committee deems appropriate.

8.2    Ledger Account.    Common Stock Equivalent Units allocated to a Participant shall be credited to a Ledger Account established and maintained for such Participant on the books and records of the Company. Such Ledger Account, including units credited thereto, shall be bookkeeping entries only and shall not require the Company or any Affiliate to segregate or otherwise earmark or reserve assets. No shares of Common Stock shall be issued or issuable at the time units are credited to a Ledger Account established hereunder.

During any period in which Common Stock Equivalent Units are credited to a Ledger Account, the Committee may provide (a) that an amount equal to the dividends payable with respect to Common Stock represented by units credited to such account shall be credited as of each dividend payment date, and/or (b) that any stock dividend, stock split or other recapitalization shall be reflected in the credits made to such Ledger Account.

8.3    Distribution.    All Common Stock Equivalent Units allocated to a Participant shall be distributable in accordance with the terms and conditions imposed by the Committee. When any such unit is or becomes distributable, the affected Participant shall be entitled to receive a distribution from the Company in such form, which may include shares of Common Stock, with or without further restrictions and limitations, Restricted Stock, cash or a combination thereof, as the Committee shall determine.

8.4    Effect of a Severance of Employment.    If a Participant’s severance of employment is on account of his or her death, Disability or Retirement, limitations imposed upon Common Stock Equivalent Units allocated hereunder shall lapse and such units shall be distributable as follows:

a.	If the lapse of such restrictions is determined with reference to such Participant’s period of employment with the Company and its Affiliates, all such restrictions shall lapse and such units shall be distributable as of the date of such severance.

b.	If the lapse of such restrictions is determined with respect to the attainment of Performance Objectives and such Participant’s severance occurs during a Performance Cycle, such restrictions shall lapse and such units shall be distributable as to the number of Common Stock Equivalent Units determined as the product of (i) the total number of Common Stock Equivalent Units then allocated to the Participant’s Ledger Account, multiplied by (ii) a fraction, the numerator of which is the level or amount of the Performance Objectives attained as of the last day of the Company’s fiscal year immediately preceding such severance and the denominator of which is the level or amount of the Performance Objectives imposed at the commencement of the Performance Cycle.

Further, if a Participant’s severance of employment is on account of his or her death, Disability or Retirement, Common Stock previously issued to such Participant in accordance with Section 8.3 hereof or issued in accordance with this Section 8.4 a or b shall be free of restrictions or limitations.

If a Participant’s severance of employment is on account of any other reason, including Cause, Common Stock Equivalent Units then allocated to his or her Ledger Account shall be forfeited, without the requirement of additional notice or the payment of compensation, and Common Stock previously issued to such Participant in accordance with Section 8.3 hereof shall remain subject to any restrictions or limitations imposed thereunder in accordance with their terms.

Notwithstanding the foregoing, the Committee shall possess the authority to provide in any document evidencing the allocation of Common Stock Equivalent Units hereunder for different terms and conditions related to the effect of a severance of employment.

8.5    Not a Stockholder.    The allocation of Common Stock Equivalent Units to a Ledger Account shall not entitle a Participant to exercise the rights of a stockholder of the Company, until the issuance of shares of Common Stock with respect to such allocation.

ARTICLE IX

PERFORMANCE OBJECTIVES

As to any Participant, the Committee, in its discretion, may impose Performance Objectives as a condition of the grant or award of any Incentive hereunder, such objectives to be achieved during the Performance Cycle. The Committee shall establish Performance Objectives at the time of grant or award or annually during the term of such grant or award. Once established, Performance Objectives may be changed, adjusted or amended during the

Performance Cycle, in the discretion of the Committee. The Committee may waive all or any portion of the Performance Objectives during or after the term of any grant or award hereunder on account of a change in circumstances.

At the conclusion of the term of an affected Incentive or any Performance Cycle, the Committee shall determine the portion of such grant or award that shall be deemed free of restriction on account of the attainment of Performance Objectives. The Committee shall notify each affected Participant as to whether the Performance Objectives have been achieved, in whole or in part, and the number of shares of Common Stock free of restriction on account of the attainment of such objectives.

ARTICLE X

INCENTIVES FOR ELIGIBLE DIRECTORS

10.1  Stock in Lieu of Cash Retainer.    For periods on or after the Effective Date, the provisions of this Section 10.1 are intended to replace, in its entirety, that certain policy concerning the payment of Common Stock in lieu of cash retainer to non-employee directors, as approved by the shareholders of the Company on April 29, 1997.

Each Eligible Director may annually elect to receive all or a portion of his or her Retainer in the form of whole shares of Common Stock, instead of in cash. Any such election shall relate to not less than 10% of the amount of each such director’s Retainer and shall be made in 10% increments. Any such election shall be made, annually, in writing, during the 90-day period immediately preceding the Conversion Date and shall be delivered to the Board Governance Committee on or before such date. Any such election shall be irrevocable as of the Conversion Date. The number of shares of Common Stock issued to an Eligible Director in lieu of the payment of his or her Retainer shall equal the quotient of:

a.	The amount of the Retainer that each such Eligible Director elects to receive in the form of Common Stock, multiplied by 120%; divided by

b.	The Fair Market Value of Common Stock determined as of the Conversion Date.

The Company shall issue shares of Common Stock to each affected Eligible Director as soon as practicable following the Conversion Date, which shares shall be subject to a limitation on encumbrance, sale, alienation, transfer, mortgage or other disposition during the one-year period following the date of issuance or such longer period as the Board may designate.

10.2  Annual Grant of Options.    Subject to adjustment as provided in Section 3.5 hereof, on the next business day following the date of the Company’s annual shareholders meeting, an Option to purchase 5,000 shares of Common Stock shall be granted to each Eligible Director, which grant shall be subject to the terms and conditions set forth in Section 10.4 hereof.

10.3  Initial Grant of Options.    As of the next business day following the date on which an Eligible Director is first elected or appointed to the Board, in lieu of any Option granted under Section 10.2 hereof, he or she shall be granted an Option to purchase 5,000 shares of Common Stock, which grant shall be subject to the provisions of Section 10.4 hereof. An Eligible Director shall not receive a grant of Options under both Sections 10.2 and 10.3 hereof during a single calendar year.

10.4  Terms and Conditions.    An Option granted in accordance with Section 10.2 or 10.3 hereof shall be subject to the following terms and conditions:

a.	The term of any such Option shall be ten years, measured from the date of grant.

b.	The exercise price of any such Option shall be Fair Market Value.

c.	Any such Option shall be immediately exercisable.

d.	The provisions of Section 6.3 hereof shall apply with respect to the exercise of an Option granted hereunder, except that (i) the exercise price of such Options shall be paid (v) in cash (or cash equivalents), (w) by the delivery of shares of Common Stock held by the Eligible Director for not less than six months or acquired on the open market, (x) the Eligible Director may exercise Options and contemporaneously sell the number of shares of Common Stock necessary to pay the exercise price thereof (provided, in the opinion of counsel to the Company, such contemporaneous sale is then permitted by law), (y) a combination thereof, or (z) by such other method as the Board may permit in any document evidencing the grant of such Options, and (ii) any notice of exercise shall be delivered to the Board Governance Committee.

e.	Common Stock issued on the exercise of an Option hereunder shall not be sold, assigned, pledged, mortgaged, transferred, alienated or otherwise disposed of or encumbered during the one-year period following the date of exercise or such longer period as the Board may designate.

10.5  Alternative Grants and Awards.    In lieu of the Options described in Section 10.2 and/or Section 10.3 hereof, the Board of Directors may, from time to time, award or allocate shares of Restricted Stock or Common Stock Equivalent Units to Eligible Directors. Any such allocation or award shall be subject to the following terms and conditions:

a.	The number of shares of Restricted Stock or Common Stock Equivalent Units awarded or allocated hereunder shall not exceed 1,700 shares or units.

b.	Common Stock Equivalent Units shall be distributed in the form of Common Stock, with cash distributed in lieu of a fractional share.

c.	The Board of Directors may establish a restriction period during which Common Stock Equivalent Units shall be allocated to a Ledger Account in accordance with Section 8.2 hereof and Restricted Stock shall be subject to Forfeiture Restrictions and shall be held by the Company in escrow in accordance with Section 7.2 hereof.

d.	During any restriction period, each Eligible Director receiving an award of Restricted Stock shall have the full voting and dividend rights offered to a shareholder of the Company with respect to such stock. No such rights shall be afforded Common Stock Equivalent Units allocated to a Ledger Account during any such period.

e.	Common Stock issued upon the lapse of restrictions shall not be sold, assigned, pledged, mortgaged, transferred, alienated or otherwise disposed of or encumbered during the one-year period following the date of such lapse or distribution or such longer period as the Board may designate.

10.6  Cessation of Service as an Eligible Director.    Notwithstanding any provision of this Plan to the contrary, if an Eligible Director ceases to serve as a member of the Board, Options granted hereunder shall expire, restrictions applicable to Restricted Stock shall lapse and Common Stock Equivalent Units shall be distributable as provided below:

a.	If an Eligible Director ceases to be a member of the Board by reason of his or her Retirement, death or Disability, Options previously granted hereunder shall be and remain exercisable until the earlier of (i) three years following his or her cessation of service as a member of the Board, or (ii) the expiration of the initial term of such Option. Notwithstanding Section 10.4e hereof, Common Stock issued upon the exercise of Options hereunder shall not be subject to such holding period restriction. In addition, all restrictions shall lapse as to all shares of Common Stock previously issued upon the exercise of Options and as to all shares of Restricted Stock then subject to limitation; Common Stock Equivalent Units then allocated to a Ledger Account shall be distributable, without restriction or limitation, notwithstanding Section 10.5e hereof and any restrictions on shares previously issued with respect to Common Stock Equivalent Units shall lapse.

b.	If an Eligible Director ceases to be a member of the Board for any other reason, Options previously granted hereunder shall be and remain exercisable until the earlier of (i) 90 days after the date of such cessation, or (ii) the expiration of the initial term of such Option determined in accordance with Section 10.4 hereof. Forfeiture Restrictions, as provided in Section 10.5c, imposed upon Restricted Stock shall lapse and Common Stock Equivalent Units shall be distributable as to the number of shares or units determined by multiplying the total number of shares or units then subject to limitation or allocation by a fraction (i) the numerator of which is the number of days lapsed in the restriction or allocation period, and (ii) the denominator of which is the initial number of days in the restriction or allocation period; provided, however, that such shares shall be subject to the limitations imposed under Sections 10.4e and 10.5e hereof. Restricted Stock and Common Stock Equivalent Units as to which restrictions do not lapse hereunder shall be forfeited.

ARTICLE XI

MISCELLANEOUS

11.1  Amendment and Termination.    The Board of Directors may amend or terminate this Plan at any time; any such action may be taken without the approval of the Company’s shareholders, but only to the extent that shareholder approval is not required under applicable Federal or state law, regulation or stock exchange rules.

Prior to the occurrence of a Change of Control, the Committee or the Board of Directors, as the case may be, shall possess the authority to amend the terms of an Incentive granted or awarded hereunder; provided, however, that no such amendment shall materially impair any such Incentive without the consent of each affected Participant or Eligible Director.

Notwithstanding any provision of this Plan to the contrary, neither the Company, the Committee nor the Board of Directors shall exchange, replace or reprice any Option granted or awarded hereunder, except as permitted under Section 3.5 hereof.

11.2  Transferability of Incentives.    Except as expressly provided in this Section 11.2, no Incentive granted hereunder shall be transferred, pledged, assigned, hypothecated, alienated or otherwise encumbered or sold by the holder thereof, whether by operation of law or otherwise, and whether voluntarily or involuntarily (except in the event of the holder’s death by will or the laws of descent and distribution) and neither the Committee, the Board Governance Committee nor the Company shall be required to recognize any attempted assignment of such rights by any Participant or Eligible Director. During a Participant’s or Eligible Director’s lifetime, an Incentive may be exercised only by the Participant or Eligible Director or by the guardian or legal representative of such person.

Notwithstanding the foregoing, the Committee or the Board Governance Committee, in its sole discretion, may provide that any Incentive awarded hereunder, except an Incentive Stock Option, may be transferred by a Participant or Eligible Director to members of such Participant’s or Eligible Director’s immediate family, any trust for the benefit of such family members (or Participant or Eligible Director), and/or partnerships or other entities whose partners, members or shareholders are such family members (or Participant or Eligible Director), but such transferees may not transfer such Incentives to third parties. For purposes of this Section 11.2, the term “immediate family” shall have the meaning ascribed to such term in Rule 16a-1(e) promulgated under the Exchange Act.

Each transferee shall be subject to the terms and conditions applicable to the Incentive prior to such transfer and, prior to any transfer hereunder, each such transferee and the related Participant or Eligible Director shall enter into a written agreement with the Company acknowledging such terms and conditions, including, but not limited to, the conditions with regard to the liability for payment of any and all taxes, as well as any other restriction determined to be reasonably necessary by the Committee or the Board Governance Committee, as the case may be. To the extent the Committee or the Board Governance Committee determines that any transfer hereunder would result in the loss of the exemption provided under Rule 16b-3 of the Exchange Act or a similar provision, such transfer shall be deemed invalid.

11.3  Withholding.    The Company shall have the right to withhold from any payment made under the Plan or to collect as a condition of any such payment, any taxes required by law to be withheld. To the extent permitted under a specific grant or award of an Incentive hereunder, a Participant may satisfy this obligation, in whole or in part, by (a) directing the Company to withhold such taxes from the payment of shares of Common Stock, or (b) tendering shares of Common Stock acquired on the open market or held by such Participant for a period of not less than six months. In either case, Common Stock tendered in satisfaction of such obligations shall have a Fair Market Value of not more than an amount equal to the minimum statutory withholding (based on supplemental rates) for federal and state taxes, including payroll taxes. Common Stock withheld hereunder shall be valued at Fair Market Value, determined as of the date that the amount of tax to be withheld shall be determined.

11.4  Cash Payments.    The Committee may, but shall not be required, to award cash payment to a Participant hereunder in an amount sufficient to pay all or a portion of Participant’s tax liability attributable to the vesting, exercise and/or payment of an Incentive hereunder, which payment may be determined taking into account the value of such tax payment.

11.5  Lapse of Restrictions Upon Change of Control.    Unless otherwise provided by the Committee at the time of grant or award hereunder or unless otherwise provided in a separate agreement between the Company or an Affiliate and a Participant or Eligible Director hereunder, in the event of a Change of Control (a) the restrictions on all shares of Restricted Stock awarded under the Plan shall immediately lapse, (b) all outstanding Options shall become and remain exercisable during the six-month period following such change or such longer period permitted under an individual grant (but in no event shall an Option be exercisable more than 10 years after its date of grant), (c) all Common Stock Equivalent Units credited to Ledger Accounts established hereunder shall be immediately distributable, and, to the extent distributed in shares of Common Stock, the shares shall be free of restriction, and (d) all Performance Objectives or other restrictions on Incentives granted hereunder shall be deemed to be satisfied or lapsed.

11.6  Return of Economic Value.    In the event the employment of a Participant is terminated for Cause or voluntarily and, within 18 months thereafter, the Participant accepts employment with any competitor of, or otherwise engages in competition with, the Company or an Affiliate, the Committee, in its sole discretion, may require such Participant to return to the Company the economic value of any Incentive which is realized or obtained by such Participant at any time during the period beginning on that date which is six months prior to the date of such Participant’s termination of employment with the Company.

11.7  Agreements.    The terms of each Incentive granted or awarded hereunder shall be evidenced by an agreement between each Participant or Eligible Director and the Company setting forth the terms and conditions applicable to such Incentive; such agreement shall be made in writing or by such electronic means as the Committee or the Board deems appropriate.

11.8  Additional Legal Requirements; Legends.    The obligation of the Company or any of its Affiliates to deliver Common Stock to any Participant or Eligible Director hereunder or to deliver such stock free of restriction shall be subject to all applicable laws, regulations, rules and approvals deemed necessary or appropriate by the Committee or the Board Governance Committee. Certificates for shares of Common Stock issued hereunder may be legended, as the Committee or the Board shall deem appropriate.

11.9  Governing Law.    The Plan and any Incentive granted under the Plan shall be governed by the laws of the State of Louisiana.

11.10  Other Benefits.    Incentives granted to a Participant under the terms of the Plan shall not impair or otherwise reduce such Participant’s compensation, life insurance or other benefits provided by the Company or its Affiliates; provided, however, that the value of Incentives shall not be treated as compensation for purposes of computing the value or amount of any such benefit.

11.11  Compliance with Code Section 162(m).  The Committee, in its discretion, shall determine whether any specific Incentive granted or awarded to a Participant who is a Covered Employee shall be structured to constitute “performance-based compensation” within the meaning of Code Section 162(m).

11.12  Binding Effect.    This Plan shall be binding upon and insure to the benefit of the Company, its successors and assigns. The Company shall require any successor or assign to expressly assume and agree to perform the Plan in the same manner and to the same extent that the Company would be required to perform it if no succession or assignment had taken place.

THIS PLAN was approved by the Board Directors of Hibernia Corporation on February 26, 2003, to be effective upon its approval by the shareholders of the Company, as more fully described in Section 3.1 hereof.

HIBERNIA CORPORATION

Appendix B

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF HIBERNIA CORPORATION

Purpose

The Audit Committee (the “Committee”) is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Committee shall, in addition to the performance of the duties described in this charter, undertake such additional duties as from time to time may be:

(a)	delegated to it by the Board;

(b)	required by law or under New York Stock Exchange rules; or

(c)	deemed desirable, in the Committee’s discretion, in connection with its functions described in this charter.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

The Committee shall ensure inclusion of its then-current charter in the proxy statement for the Company’s annual meetings of shareholders, at least once every three years in accordance with regulations of the Commission.

Committee Membership

The Audit Committee shall consist of no fewer than three members. Each member of the Audit Committee shall meet the independence and financial experience requirements of the New York Stock Exchange listing requirements, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission and any other legal requirements as may from time to time be in effect. Audit committee members shall not simultaneously serve on the audit committees of more than two other public companies.

The members of the Audit Committee and the Chairman of the Committee shall be appointed by the full Board on the recommendation of the Board Governance Committee. Audit Committee members may be replaced and vacancies may be filled by the Board.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically, and at least annually, with management, the EVP of Risk Management, the General Auditor (at least quarterly), the Corporate Counsel, and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to Board and/or shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve (subject, if applicable, to Board ratification) all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services. However, the decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to (1) the independent auditor for the purpose of rendering or issuing an audit report, and (2) any advisors employed by the Audit Committee.

The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall have unrestricted access to members of management and other employees of the Company, as well as all information relevant to the carrying out of its responsibilities.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall establish a process for annually reviewing the Audit Committee’s own performance.

The Audit Committee shall, to the extent it deems necessary or appropriate, perform the following:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis (the MD&A section), and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members to fulfill this responsibility on a “pre-filing” basis (see item 4. for additional “post-filing” Form 10-Q review and discussion).

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.	Review and discuss quarterly reports from the independent auditors on:

(a)	All critical accounting policies and practices to be used.

(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be held in a general manner (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.	Discuss with the independent auditor the matters required to be discussed by Statements on Auditing Standards Nos. 61 and 90 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management. With respect to significant disagreements, the Audit Committee should evaluate management’s response to any such disagreements.

9.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

10.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit. Review and evaluate the performance of the independent auditor team, particularly the engagement partner.

11.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five (5) years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

12.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

13.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

Oversight of the Company’s Internal Audit Function

14.	Review the appointment and replacement of the General Auditor. Discuss with senior management, at least annually, the performance of the General Auditor.

15.	Review all significant issues arising in audit reports to management prepared by the internal auditing department. Evaluate the quality of management’s responses (and associated actions) to those significant issues.

16.	Discuss with the General Auditor the conduct of the internal audit program, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant unresolved disagreements with management.

17.	Discuss with the independent auditor and management the internal audit department’s responsibilities, charter, budget and staffing, and any recommended changes in the planned scope of the internal audit program.

Compliance Oversight Responsibilities

18.	Obtain from the EVP-Risk Management or General Auditor assurance that no report to management has been made pursuant to Section 10A(b) of the Exchange Act.

19.	Periodically, and at least annually, obtain reports from the Company’s EVP-Risk Management, General Auditor, and independent auditor that the Company and its subsidiaries are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

20.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

21.	Discuss with the EVP-Risk Management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

22.	Discuss with the Chief Financial Officer and the Corporate Counsel legal matters that could be expected to have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

PROXY **PROXY**

HIBERNIA CORPORATION

P. O. Box 61540, New Orleans, Louisiana 70161

I hereby appoint Cathy E. Chessin, Susan Klein and Donald P. Lee, or any of them (each with full power to act alone and with power of substitution), proxies for me to vote all shares of Hibernia Corporation (the "Company") that I am entitled to vote at the 2003 Annual Meeting of Shareholders of the Company, and at any adjournment or postponement thereof. The 2003 Annual Meeting will be held at the Orpheum Theater, 129 University Place, New Orleans, Louisiana, at 9:00 a.m., local time, on Wednesday, April 23, 2003. The proxies may vote these shares as indicated on the reverse of this proxy and in their discretion on any other matters that may properly come before the meeting, or any adjournment or postponement thereof. I acknowledge receipt of the Company's notice and accompanying proxy statement.

I understand that this proxy, when properly executed, will be voted in the manner I have directed herein. If I give no direction, this proxy will be voted "FOR" the nominees named in Proposal 1 (including any substitute nominee) and "FOR" Proposals 2 and 3. In addition, if any other business properly comes before the 2003 Annual Meeting, or any adjournment or postponement thereof, I understand that shares represented by signed proxy cards will be voted by the proxies listed above in their discretion.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

You can now access your Hibernia Corporation account online.

Access your Hibernia Corporation shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, agent for Hibernia Corporation, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form
- Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com and follow the instructions shown on this page.

Step 1: FIRST TIME USERS – Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) or Investor ID available to establish a PIN.

The confidentiality of your personal information is protected using secure socket layer (SSL) technology.

- SSN or Investor ID
- PIN
- Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

- SSN or Investor ID
- PIN
- Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

- Certificate History
- Book-Entry Information
- Issue Certificate for Book-Entry Shares
- Payment History
- Address Change
- Duplicate 1099

For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

Please Mark Here for Address Change or Comments
SEE REVERSE SIDE

Proposal 1: TO ELECT DIRECTORS

01 J. Herbert Boydstun
02 Dick H. Hearin
03 William C. O'Malley
04 Robert T. Ratcliff

FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT AS DESIGNATED
☐	☐	☐

INSTRUCTION: To withhold authority selectively to vote for any individual nominee(s), mark "For All Except as Designated" and strike a line through the name(s) of the nominee(s) above for whom authority is withheld.

	FOR	AGAINST	ABSTAIN
Proposal 2: TO APPROVE A 2003 LONG-TERM INCENTIVE COMPENSATION PLAN FOR THE COMPANY	☐	☐	☐
Proposal 3: TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR 2003	☐	☐	☐

IN YOUR DISCRETION FOR ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned hereby revokes all proxies heretofore given in connection with the 2003 Annual Meeting.

PLEASE VOTE THIS PROXY BY INTERNET OR TELEPHONE, OR SIGN, DATE AND RETURN THIS CARD IN THE ENCLOSED ENVELOPE.

Signature ______________________ Signature ______________________ Date __________

Note: Please sign exactly as name(s) appear(s) above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/hib		Telephone 1-800-435-6710		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at www.hibernia.com/annual_meeting

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of shareholders of Hibernia Corporation will be held at the Orpheum Theater, 129 University Place, New Orleans, Louisiana, at 9:00 a.m., local time, on Wednesday, April 23, 2003.

Shareholders of record at the close of business on February 28, 2003, are entitled to notice of the annual meeting and to vote at the meeting or any adjournment or postponement thereof.

NOTICE TO SHAREHOLDERS

WHO HAVE CONSENTED TO ELECTRONIC DELIVERY

Enclosed is a proxy card for Hibernia Corporation’s 2003 annual meeting of shareholders. Because you have consented to receive annual meeting materials through the Internet, we have not enclosed a printed copy of the proxy statement or annual report. This information is available to you through the following Internet site:

www.hibernia.com/annual_meeting

You may still receive printed copies upon request as described below, and you may revoke your consent at any time. To revoke your consent, just go to the following Internet site and follow the instructions:

www.melloninvestor.com

You may vote your shares by Internet or telephone, or you may sign and return the proxy card in the enclosed envelope. The instructions for each of these methods are attached to the proxy card. Your vote over the Internet or by telephone authorizes the named proxies in the same manner as if you returned your proxy card. If you vote by Internet or telephone, therefore, there is no need to mail your proxy card.

Thank you for helping Hibernia save money in printing and postage costs.

To request a printed copy of the proxy statement, annual report or both, contact:

Susan Klein

Assistant Secretary

Hibernia Corporation

P.O. Box 61540

New Orleans, LA 70161

E-mail address: sklein@hibernia.com